ASSET SALE AGREEMENT

by and among

HARRIS CORPORATION, as Seller

and

TELTRONICS, INC., as Buyer

Dated as of June 30, 2000

Relating to the sale of certain of the assets of Harris Corporation used in its "Enhanced Services Business Unit"

Asset Sale Agreement

Table of Contents

(This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provision of this Agreement.)

Page

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1	Definitions .....................................................................................................	1
Section 1.2	Location of Additional Defined Terms .........................................................	6
Section 1.3	Rules of Construction ....................................................................................	7

ARTICLE II
TERMS OF THE TRANSACTION

Section 2.1	Transfer of Assets.........................................................................................	8
Section 2.2	Excluded Assets............................................................................................	9
Section 2.3	Assumption of Liabilities..............................................................................	10
Section 2.4	License..........................................................................................................	10

ARTICLE III
THE PURCHASE PRICE; CLOSING

Section 3.1	Purchase Price .............................................................................................	11
Section 3.2	The Closing ..................................................................................................	11
Section 3.3	Instrument of Conveyance and Transfer; Possession; Assumption ...........	11
Section 3.4	Further Assurances ......................................................................................	11
Section 3.5	Tax Allocation .............................................................................................	12

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

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Section 4.8	Assigned Contracts and Commitments .......................................................	14
Section 4.9	Inventory ..................................................................................................	14
Section 4.10	Taxes .......................................................................................................	14
Section 4.11	Finders or Brokers .....................................................................................	14
Section 4.12	Express Disclaimer ......................................................................................	14
Section 4.13	RESERVED ...............................................................................................	14
Section 4.14	ERISA and Benefits ....................................................................................	14

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER

ARTICLE VI
COVENANTS PENDING THE CLOSING

Section 6.1	Approvals; Consents .................................................................................	17
Section 6.2	Commercially Reasonable Efforts ...............................................................	17

ARTICLE VII
RESERVED

ARTICLE VIII
RESERVED

ARTICLE IX
ADDITIONAL COVENANTS OF THE PARTIES

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Section 9.10	Accounts Receivables Collection ................................................................	20
Section 9.11	Nonassignable Leases ..................................................................................	20
Section 9.12	No Set-Off ..................................................................................................	21
Section 9.13	Real Property Subleases ...............................................................................	21
Section 9.14	Source Code/OCR Generator .......................................................................	21
Section 9.15	Prepaid Deposits ..........................................................................................	21
Section 9.16	Performance Bond .......................................................................................	21
Section 9.17	Digital Telephone Systems, Inc. ..................................................................	21

ARTICLE X
RESERVED

ARTICLE XI
INDEMNIFICATION

Section 11.1	Indemnification by the Seller .......................................................................	22
Section 11.2	Indemnification by the Buyer .......................................................................	22
Section 11.3	Matters Involving Third Parties, Etc. ...........................................................	22
Section 11.4	Limits; Sole Remedy, Etc. ...........................................................................	24
Section 11.5	Mitigation ....................................................................................................	24

ARTICLE XII
RESERVED

ARTICLE XIII
MISCELLANEOUS PROVISIONS

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Section 13.16	No Partnership or Joint Venture, etc. .........................................................	28
Section 13.17	Specific Performance ..................................................................................	28
Section 13.18	Audit Fees ........................................................................................	28

	Signatures ........................................................................................	29

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EXHIBITS

Exhibit A	-	Form of Assumption Agreement
Exhibit B	-	Form of Bill of Sale
Exhibit C	-	Form of Contract Assignment
Exhibit D	-	Forms of Intellectual Property Assignments
Exhibit E	-	RESERVED
Exhibit F	-	Form of License Agreement
Exhibit G	-	Form of Lease Assignment
Exhibit H	-	Form of Transition Services Agreement
Exhibit I	-	RESERVED
Exhibit J	-	Form of Supply Agreement
Exhibit K	-	Form of Subcontract Agreement
Exhibit L	-	Form of Secured Promissory Note
Exhibit M	-	Form of Security Agreement

SCHEDULES

Schedule 2.1(a)(i)	--	Equipment
Schedule 2.1(a)(ii)	--	Inventory
Schedule 2.1(a)(iii)	--	Intellectual Property List
Schedule 2.1(a)(iv)	--	Computer Software
Schedule 2.1(a)(vii)	--	Assigned Contracts
Schedule 2.1(c)	--	Customer Furnished Property
Schedule 2.2(f)	--	Third Party Software
Schedule 2.3	--	Additional Assumed Liabilities

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ASSET SALE AGREEMENT

          THIS ASSET SALE AGREEMENT is made and entered into as of June 30, 2000 (this "Agreement"), by and between HARRIS CORPORATION, a Delaware corporation acting through its Network Support Division (the "Harris") or ("Seller") and on the one hand, and TELTRONICS, INC., a Delaware corporation ("Teltronics") ("Buyer") on the other hand.

W  I  T  N  E  S   E  T  H :

          WHEREAS, Seller through its Network Support Division, is engaged, in part, in the design, manufacture and distribution of 20-20 Switch Technology and ClearView Call Center Technology the business which is otherwise known as its Enhanced Services Business Unit; and

          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Seller desires to sell to the Buyer for the consideration set forth below, and the Buyer desires to purchase from Seller, certain of the assets, business, rights and goodwill of the Seller used in the Enhanced Services Business Unit (defined below), all as more fully described in Section 2.1, and the Seller desires to cause the Buyer to assume, and the Buyer has agreed to assume from the Seller, certain specified liabilities and obligations of the Seller arising in connection with the Enhanced Services Business Unit all as more fully described in Section 2.3.

          NOW, THEREFORE, in reliance upon the representations, warranties and agreements made herein and in consideration of the premises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION

          Section 1.1     Definitions. Except as otherwise specified or as the context may otherwise require, in addition to the capitalized terms defined elsewhere herein, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

          "Affiliate" means, with respect to any designated Person, any other Person directly or indirectly, through one or more intermediaries, controlling, or controlled by, or under direct or indirect common control with, such designated Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock, other equity interest or by contract or otherwise.

          "Assumption Agreement" means the Assumption Agreement, to be dated the Closing Date, executed by the Seller and the Buyer, substantially in the form of Exhibit A hereto.

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          "Bill of Sale" means the Bill of Sale, to be dated the Closing Date, executed by the Seller and accepted by the Buyer, substantially in the form of Exhibit B hereto.

          "Business Day" means any day which is not a Saturday, Sunday or a day on which banking institutions in the State of Florida are authorized by law to close.

          "ClearView Call Center Technology" means the software application designed to run on or in conjunction with specific hardware and operating platforms to 1) provide automated processing, routing, queuing, queue treatments, tracking, interactive response, recording and reporting on a variety of customer communications such as inbound and outbound telephone calls, e-mail, voice messaging fax, text chat and web-based callback; 2) organize incoming customer communications requests into skills-based queues; call distribution based on agent skill profile, availability, station capability, and skill priority; and 3) use business data such as account status, customer profile and last agent contact to enable more efficient routing of customer communications.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Contemplated Transaction" means the transactions contemplated by this Agreement and the other Transaction Documents, including (a) the sale of the Transferred Assets, (b) the execution, delivery and performance of this Agreement and other Transaction Documents, (c) the Buyer's acquisition of the Transferred Assets, and (d) the Buyer's assumption of the Assumed Liabilities.

          "Contract Assignment" means the Assignment of Contracts, to be dated the Closing Date, executed by the Buyer and the Seller, substantially in the form of Exhibit C hereto.

          "Damages" means any and all damages, losses, liabilities, obligations, penalties, fines, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever (whether based in common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred by a party hereto, its employees, Affiliates, successors and assigns.

          "Disclosure Statement" means the disclosure statement dated the date of this Agreement made by Buyer and Seller to each other.

          "Employee Benefit Plans" means any employee benefit plan as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended.

          "Enhanced Services Business Unit" means the business of designing, manufacturing and distribution of the 20-20 Switch Technology and ClearView Call Center Technology as it exists as of the Closing Date.

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          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any (a) corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as the Seller, (b) partnership or other trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within the meaning of section 414 (c) of the Code) with the Seller, and (c) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of section 414(b) of the Code) as the Seller, any corporation described in clause (a) above or any partnership or trade or business described in clause (b) above.

          "GAAP" means United States generally accepted accounting principles, consistently applied.

          "Governmental Body" means any Federal, state, municipal, local or other governmental body, department, commission, board, bureau, agency or instrumentality, political subdivision or taxing authority, domestic or foreign.

          "Intellectual Property Assignment" means the patent and trademark assignments, to be dated the Closing Date executed by Buyer and Seller, substantially in the form as those in Exhibit D.

          "Intellectual Property Rights" means Patents, Trademarks, Know-how trade secrets, copyrights, and other intellectual property used exclusively in the Enhanced Services Business Unit, subject to any non-exclusive licenses [granted back] existing at Closing (i) in connection with the sale, use, or enhancement of products by Seller's customers or joint ventures of the Enhanced Services Business Unit; or (ii) in connection with corporate wide patent cross-licenses between Harris, or its subsidiaries, and other companies.

          "Knowledge" an individual will have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter without independent investigation and a Person (other than an individual) will have "Knowledge" of a particular fact or other matter if an individual who is serving as a director, officer or manager of such person has actual awareness of such fact or other matter without independent investigation. For purposes of this Agreement, references to the Knowledge of the Seller or Seller's Knowledge shall refer to the actual knowledge of the individuals listed in the Disclosure Statement.

          "Lease Assignment" means the lease assignment, to be dated the Closing Date, executed by the Buyer and Seller, substantially in the form of Exhibit G hereto.

          "License Agreement" means the License Agreement, to be dated the Closing Date, executed by Buyer and Seller, substantially in the form of Exhibit F.

          "Lien or Other Encumbrance" means any mortgage, lien (statutory or other), pledge, assignment, deed of trust, hypothecation, adverse claim, charge, security interest, or other encumbrance of any kind or nature, or any interest or title of any vendor, lessor, lender or other

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secured party under any conditional sale, capital lease, trust receipt or other title retention agreement.

          "Materially Adverse"; Material Adverse Change"; "Material Adverse Effect" means any change or effect that is materially adverse to the business, assets, results of operations or financial condition of the business operations of the Enhanced Services Business Unit taken as a whole. Any adverse change, event or effect that is proximately caused by conditions affecting the United States or international economy generally shall not be taken into account in determining whether there has been or would be a Material Adverse Change or Material Adverse Effect. Any adverse change, event, or effect that is proximately caused by any industry which competes with the parties herein, shall not be taken into account in determining whether there has been or would be a Material Adverse Change or Material Adverse Effect (unless such conditions adversely affect in a materially disproportionate manner). Any adverse change, event, or effect that is proximately caused by the announcement or pendency of the transaction contemplated herein shall not be taken into account in determining whether there has been or would be a Material Adverse Change or Material Adverse Effect.

          "Order" means any order, writ, injunction, decree, judgment, award, determination, directive or demand of a court, arbitrator, tribunal or other Governmental Body.

          "Patents" means the patents and patent applications listed in Schedule 2.1(a)(iii) and all continuations, continuations-in-part, divisions, reissues and re-exams based thereon.

          "Pension Plan" means any pension plan, as defined in section 3(2) of ERISA, applied without regard to the exceptions from coverage contained in section 4(b)(4) or 4(b)(5) ERISA.

          "Permitted Liens" shall mean Liens or Other Encumbrances in respect of (i) liabilities that constitute Assumed Liabilities, (ii) Taxes not yet due and payable, (iii) other claims or Liens or Other Encumbrances that do not restrict the use of the subject asset.

          "Permits" means all permits, licenses, orders, approvals, franchises, registrations and any other authorizations of any Governmental Body.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, entity or any Governmental Body or political subdivision thereof or any other entity or organization.

          "Plan" means any Pension Plan or any Welfare Plan.

          "Requirement of Law" means any statute, law, ordinance, rule, regulation, order, decree, judicial or administrative decision or [published or written] directive.

          "Salt Lake City Lease" means the commercial lease agreement (including any renewals, modifications or extensions thereof) dated April 27, 1999, between Mechan Parkview Associates, L.L.C., Fong Parkview Associates, L.L.C., dba Parkview Plaza Office Building as lessor and Harris

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Corporation, as lessee for the rental of approximately 5,800 square feet of space located at 2180 South 1300 East, Salt Lake City, Utah 84106.

          "Secured Promissory Note" means the secured, non-negotiable and interest bearing promissory note to be dated the Closing Date executed and delivered by the Buyer in favor of Seller substantially in the form of Exhibit L.

          "Security Agreement" means the Security Agreement between Buyer as Debtor and Seller as Secured Party securing the Secured Promissory Note in substantially in the form of Exhibit M.

          "Subcontract Agreement" means the Subcontract Agreement to be dated the Closing Date executed by the Seller and Buyer, substantially in the form of Exhibit K, hereto.

          "Supply Agreement" means the Supply Agreement, to be dated the Closing Date, executed by the Seller and Buyer, substantially in the form of Exhibit J , hereto.

          "Tangible Personal Property" means, collectively, the Equipment, the Inventory and the Records (all as defined in Section 2.1(a)).

          "Tax Returns" means all returns, reports, estimates, declarations, information returns and statements of any nature regarding Taxes for any period, including any schedule or attachment thereto, and including any amendment thereto.

          "Taxes" means all taxes of any kind, including, without limitation, those on, or measured by or referred to as income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, ad valorem, import or export duties, sales, use, transfer, registration, value added, alternative, estimated or any other tax of any kind whatsoever, including any interest, penalty, fine or addition thereto, whether disputed or not of any Federal, state, local or foreign Governmental Body or other taxing authority.

          "Trademarks" means registered and unregistered trademarks and trade names listed on Schedule 2.1(a)(iii).

          "Transaction Documents" means this Agreement, the Assumption Agreement, the Bill of Sale, the Contract Assignment, the Intellectual Property Assignment, License Agreement, Lease Assignment, Transition Services Agreement, Distribution Agreement, Supply Agreement, Subcontract Agreement and Accounts Receivable Assignment.

          "Transition Services Agreement" means the Transition Services Agreement, to be dated the Closing Date, executed by Seller and Buyer, substantially in the form of Exhibit H.

          "Welfare Plan" means any welfare plan, as defined in section 3(1) of ERISA, applied without regard to the exceptions from coverage contained in section 4(b)(4) or 4(b)(5) of ERISA.

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          "Whitestone Lease" means the commercial lease agreement (including any renewals, modifications or extensions thereof) dated December 13, 1993, and amended September 1995 and March 23, 1999, between Pistilli Landmark Plaza, L.L.C. as lessor and Harris Corporation, as lessee for the rental of approximately 6,200 square feet of space located at 19-02 Whitestone Expressway, Whitestone, New York 11357.

          "20-20 Switch Technology" means the hardware and software based, non-blocking digital switching functionality that supports network and standalone private voice and data communications. Standard features include call forward, call waiting, callback, conference, privacy and transfer. Enhanced services include advanced conference capabilities, announcement services, and computer-telephone integration links that allow the development of computer supported telephony applications.

          Section 1.2     Location of Additional Defined Terms. In addition to the terms defined in Section 1.1, set forth below is a list of terms defined elsewhere in this Agreement.

Term	Section
"AAA"	Section 13.6
"Accounts Receivable"	Section 2.1(a)(vi)
"Antitrust Division"	Section 10.1
"Assigned Contracts"	Section 2.1(a)(vii)
"Assumed Liabilities"	Section 2.3
"Buyer' Damages"	Section 11.1(b)
"Buyer's Savings Plan"	Section 9.6(i)
"Closing"	Section 3.2
"Closing Date"	Section 3.2
"Computer Software"	Section 2.1(a)(v)
"Equipment"	Section 2.1(a)(I)
"Excluded Assets"	Section 2.2
"FTC"	Section 10.1
"Indemnified Party"	Section 11.3
"Indemnitor"	Section 11.3
"Inventory"	Section 2.1(a)(ii)
"Inventory Count"	Section 3.2(b)
"Hart-Scott Rodino Act"	Section 10.1

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Term	Section
"Know-how"	Section 2.1(a)(xi)
"List of Assets"	Section 4.13
"Market"	Section 9.9
"Material Assigned Contracts"	Section 12.1
"Materially Adverse"	Section 4.1
"Materially Adverse Change"	Section 4.1
"Materially Adverse Effect"	Section 4.1
"Outstanding Accounts Receivables"	Section 9.10
"Prepaid Expenses"	Section 2.1(a)(v)
"Purchase Price"	Section 3.1
"Records"	Section 2.1(a)(vii)
"Seller"	Preamble
"Seller's Damages"	Section 11.2(b)
"Seller's Savings Plan"	Section 9.6(i)
"Transferred Assets"	Section 2.1(a)
"Transferring Employees"	Section 9.6(a)

          Section 1.3     Rules of Construction. The following provisions shall be applied wherever appropriate herein: (a) "herein", "hereby", "hereunder", "hereof" and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (d) all accounting terms not specifically defined herein shall be construed in accordance with GAAP; (e) this Agreement and the other Transaction Documents shall be deemed to have been drafted by both the Seller and the Buyer and neither this Agreement nor any other Transaction Document shall be construed against any party as the principal draftsperson hereof or thereof; (f) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; and (g) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement.

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ARTICLE II
TERMS OF THE TRANSACTION

          Section 2.1     Transfer of Assets. (a) On and subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, grant, convey, transfer, assign and deliver (except as identified below) to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all of the Seller's right, title and interest in, the following assets, properties and rights of the Seller, as those identified same shall exist on the Closing Date (collectively, the "Transferred Assets") free and clear of any Liens or Other Encumbrances (other than Liens or Other Encumbrances arising from any act or omission of the Buyer):

                    (i) the tangible assets and properties and fixed assets, machinery, equipment, tools, dies, office furniture, computers, and computer peripherals listed on Schedule 2.1(a)(i) hereto (the "Equipment");

                    (ii) the inventory of raw materials, work-in-process, finished goods, and similar items of inventory used and intended to be used in the Enhanced Services Business Unit listed on Schedule 2.1(a)(ii) (the "Inventory"); and

                    (iii) all Intellectual Property Rights listed on Schedule 2.1(a)(iii) (the "Intellectual Property ") and any subsequently discovered Intellectual Property Rights;

                    (iv) the computer software, including source code, binary executable code, object code, compilers, assemblers and algorithms which have been developed by the Seller and incorporated exclusively into the Enhanced Services Business Unit listed on Schedule 2.1(a)(iv) (the "Computer Software") and any subsequently discovered Computer Software;

                    (v)   RESERVED

                    (vi) rights in and to the contracts and agreements entered into by the Seller in connection with the Enhanced Services Business Unit listed on Schedule 2.1(a)(vii) hereto (each an "Assigned Contract" and collectively, the "Assigned Contracts");

                    (vii) all originals, or to the extent originals are not available, copies of papers, sales and business files and records, property records, contract records, manufacturing, test and design records, product specifications, drawings, engineering, maintenance, operating and production records, supplier and customer lists and other accounting, financial and business records and documents used primarily in connection with the Enhanced Services Business Unit, whether maintained in electronic or physical form (the "Records") provided, that the Seller shall be entitled to retain copies (or, in the case of invoices, originals) of all such Records;

                    (viii) to the extent transfer is permitted under applicable law or regulation, all Permits, if any, held by the Seller which are exclusively used in the Enhanced Services Business Unit or relate exclusively to the use of any of the Transferred Assets;

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                    (ix) the technologies, designs, improvements, formulae, manufacturing methods, engineering concepts, practices, processes, technical data, product development data, research data, specifications, or methods and know-how, whether or not patentable, whether or not a secret and whether or not reduced to writing that are owned by Seller and used exclusively in the Enhanced Services Business Unit (the "Know-how");

                    (x) all rights, title, and interest of Seller under the Salt Lake City Lease of Seller;

                    (xi) goodwill of the Enhanced Services Business Unit.

          (b)     Notwithstanding Section 2.1(a), to the extent the sale, grant, conveyance, transfer, assignment or delivery of any of the Transferred Assets or the assignment of any Assigned Contracts may be prohibited, restricted or delayed pursuant to any Requirement of Law or the terms of any such Assigned Contract or, in the case of any Assigned Contract, may give rise to any right on the part of any other party thereto not to perform, or may release any such party from any of its obligations thereunder, this Agreement shall constitute an agreement to sell, grant, convey, transfer, assign or deliver such Transferred Assets and such agreements and contracts as soon as practicable following the compliance by the Seller and the Buyer with such Requirement of Law or the obtaining of any necessary consent or otherwise.

          (c)     Buyer acknowledges and agrees that title to the Equipment and Inventory identified on Schedule 2.1(c) (the "Customer Furnished Property") shall transfer at Closing but not physical delivery until Buyer directs delivery thereof. Seller shall use such Customer Furnished Property to perform the Transition Services Agreement. Upon completion of the Transition Services Agreement, Seller shall deliver to Buyer, at Buyer's expense any remaining Customer Furnished Property.

          Section 2.2     Excluded Assets. The Transferred Assets shall only include the Transferred Assets specifically listed in Section 2.1(a)(i) through Section 2.1(a)(xi) and shall not include any assets or rights not listed in Section 2.1(a)(i) through Section 2.1(a)(xi). In addition the Transferred Assets shall not include, and the Seller shall not, and shall not cause any Affiliate to, transfer to Buyer and Buyer shall not accept, including but not limited to, any of the following (collectively, the "Excluded Assets"):

          (a)     Books of original financial entry and internal accounting documents and records not primarily relating to the Enhanced Services Business Unit and any other books and records not primarily relating to the Enhanced Services Business Unit that Seller is required to retain pursuant to statute, rule or regulation, provided, that Seller shall provide Buyer with copies of any books and records relating but not primarily relating to the Enhanced Services Business Unit as Buyer may reasonably request from time to time within eight years after the Closing Date.

          (b)     Any assets or reserves of Employee Benefit Plans;

          (c)     All rights to refunds of all Taxes;

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          (d)     The trademark and trade name "Harris," both typed and stylized versions, the "H" logo and any name, mark or logo confusingly similar thereto;

          (e)     Insurance policies;

          (f)     Corporate-wide or Division-wide systems of Seller not exclusively used in the Enhanced Services Business Unit, including but not limited to, management information systems and software and computer and communications systems and software, including but not limited to the third party software listed in Schedule 2.2(f) (the "Third Party Software");

          (g)     IP address spaces (i.e. 137.237.X.X ranges, etc);

          (h)     Protocall 2000 and its related intellectual property rights;

          (i)     "Harris Prepaid (HPP)" and its related intellectual property rights and technology;

          (j)     Voicemail and messaging systems, such as "Calleague," and their related intellectual property rights and technology;

          (k)     "WireFree" and its related intellectual property rights and technology; and

          (l)     Any and all Accounts Receivables that exist as of the Closing Date.

          Section 2.3     Assumption of Liabilities. At the Closing, the Seller shall assign and the Buyer shall assume, undertake to pay, perform or discharge the following obligations and liabilities of the Seller (all of which are hereinafter referred to collectively as the "Assumed Liabilities"), all of which the Buyer will assume and pay, discharge or perform, as appropriate, from and after the Closing Date: (i) all obligations of the Seller under the Assigned Contracts accrued on or after Closing, (ii) all obligations arising on or after Closing Date in connection with the Transferred Assets, (iii) any and all liabilities for product support or warranties existing as of the Closing Date for spares, replacements, repairs, customer support and warranty related to product/services sold in the Enhanced Services Business Unit as identified in Assigned Contracts; (iv) the Technology and Asset Purchase Agreement with Cumulus Information Services, L.C., as amended by the First Amendment dated June 29, 2000, and the Development, Support and Maintenance Agreement, as amended, First Amendment dated June 29, 2000; and (v) all obligations and liabilities set forth on Schedule 2.3.

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           Section 2.4     License. Any Intellectual Property Rights included in the Transferred Assets whereby complete ownership is transferred to Buyer, will be licensed by Buyer to Seller including any future derivatives pursuant to the License Agreement substantially in the form of Exhibit F.

ARTICLE III
THE PURCHASE PRICE; CLOSING

          Section 3.1     Purchase Price. The Transferred Assets shall be sold, assigned, granted, transferred, conveyed and delivered as herein stated by the Seller and shall be purchased, acquired and accepted by the Buyer for a purchase price of SIX MILLION EIGHT HUNDRED EIGHTY-FOUR THOUSAND THREE HUNDRED FIFTY-FIVE DOLLARS AND TWENTY-NINE CENTS U.S. ($6,884,355.29) (the "Purchase Price"). The Purchase Price shall be paid by the Buyer to the Seller on the Closing Date, by execution and delivery of the Secured Promissory Note and General Security Agreement.

          Section 3.2     The Closing. (a) Subject to the terms and conditions set forth herein, the closing of the sale and purchase of the Transferred Assets and the other transactions contemplated hereby (the "Closing") shall be held at the offices of the Seller, 1025 West NASA Boulevard, Melbourne, Florida 32919, at 11:00 A.M., Florida time, on June 30, 2000. The time and date of Closing is herein called the "Closing Date." All transactions contemplated hereunder to occur on the Closing Date shall be deemed to have occurred simultaneously at 12:01 a.m. on the Closing Date.

          Section 3.3     Instruments of Conveyance and Transfer; Possession; Assumption. In order to effectuate and evidence the sale, grant, conveyance, transfer, assignment and delivery of the Transferred Assets as contemplated by Section 2.1, the Seller shall, at the Closing: (a) execute and deliver to the Buyer the Bill of Sale, the Contract Assignment, Intellectual Property Assignments, License Agreement, Lease Assignment, Transition Services Agreement, Supply Agreement, and Subcontract Agreement, and (b) execute and deliver to the Buyer such other bills of sale, assignments, endorsements, and other good and sufficient instruments and documents of transfer and assignment, all dated as of the Closing Date, and in a form reasonably satisfactory to the Buyer as shall be necessary and effective to transfer and assign to, and further vest in, the Buyer, all of the Transferred Assets. Simultaneously with such deliveries, the Seller shall, in cooperation with the Buyer, at Buyer's cost and expense, take all steps required to put the Buyer in actual possession and operating control of the Transferred Assets. Concurrently with the delivery of such instruments, the Buyer shall execute and deliver to the Seller the Secured Promissory Note, General Security Agreement, Assumption Agreement, License Agreement, Transition Services Agreement, Supply Agreement and the Subcontract Agreement and shall accept each of the Bill of Sale, the Contract Assignment, the Intellectual Property Assignments, and Lease Assignment. The parties shall also execute, deliver to the other party (i) the other Transaction Documents to which they are respectively a party and (ii) such other certified charters, incumbency certificates, good standing certificates and other instruments reasonably requested by the other party.

          Section 3.4     Further Assurances. From time to time, pursuant to the request of a party delivered to the other party after the Closing Date, such party shall execute, deliver and acknowledge such other instruments and documents of conveyance and transfer or assumption and shall take such other actions and shall execute and deliver such other documents, certifications and further assurances as the other party reasonably may request in order to vest and confirm more effectively in the Buyer title to or to put the Buyer more fully in legal possession of, or to enable the Buyer to use, any of the Transferred Assets, or to enable the Buyer to complete, perform or

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discharge any of the Assumed Liabilities or otherwise enable the parties to carry out the purposes and intent of this Agreement.

          Section 3.5     Tax Allocation. An allocation of the Purchase Price shall be arrived at by arm's length negotiation between the Buyer and the Seller and shall be consistent with the requirements of Section 1060 of the Code and the regulations thereunder. The Buyer and the Seller agree that such allocation shall be in writing no later than sixty (60) Business Days after the Closing. The Buyer and the Seller agree to report this transaction for tax purposes, including the timely filing of Internal Revenue Service Form 8594 and any other required forms, in accordance with such allocation and to defend such allocation before, and not take any positions that are inconsistent with such allocation before any Governmental Body charged with the collection of Taxes, or in any judicial proceeding.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

          Harris represents and warrants to the Buyer, that:

          Section 4.1     Organization; Authority. Harris is a corporation validly existing and in good standing under the laws of the State of Delaware. Harris has all necessary corporate power and authority, and possesses all Permits necessary to own or to lease, and to operate all the Transferred Assets except where the failure would not have a Material Adverse Effect. Harris has all necessary corporate power and authority to sell, convey, transfer, assign and deliver the Transferred Assets to the Buyer as contemplated by this Agreement, and to execute, deliver and perform its obligations hereunder and under the other Transaction Documents to which it is a party.

          Section 4.2     Authorization of Transaction; Non-Contravention. (a) Harris has duly authorized and approved the Contemplated Transactions, and the Seller has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize and to approve the execution, delivery and performance of this Agreement, the other Transaction Documents to which it is to be a party and the documents, agreements and certificates executed and delivered by it or to be executed and delivered by it in connection herewith and therewith. This Agreement is, and each other Transaction Document to which the Seller is to be a party, when executed and delivered by the Seller at the Closing will be duly executed and delivered by the Seller, and shall constitute a valid and legally binding obligation of the Seller, enforceable against the Seller, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally and (ii) general equitable principles with respect to the availability of specific performance or other equitable remedies. All persons who have executed this Agreement on behalf of the Seller or who will execute on behalf of the Seller any other Transaction Document or other documents, agreements and certificates in connection herewith or therewith, have been duly authorized to do so by all necessary corporate action.

          (b)     Neither the execution and delivery of this Agreement or the other Transaction Documents, nor the consummation of the Contemplated Transactions on the terms and subject to

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the conditions hereof and thereof, will (i) conflict with or result in any violation of or constitute a breach of or give rise to a right of termination or cancellation of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the articles of incorporation or bylaws of the Seller; (ii) result in the creation of any Lien or Other Encumbrance upon any of the Transferred Assets; (iii) violate any material Order against or binding upon, the Seller, any of the Transferred Assets; or (iv) constitute a material violation by the Seller of any Requirement of Law.

          Section 4.3     Consents and Approvals. Except only for consents to assignment of the Assigned Contracts or as set forth in the Disclosure Statement hereto, no approval, consent, waiver or authorization from any Governmental Body or other Person is required (a) for or in connection with the valid execution and delivery by the Seller of this Agreement or the other Transaction Documents to which it is a party or the consummation by the Seller of the Contemplated Transactions, (b) for or in connection with the sale, transfer, assignment, conveyance, or delivery of the Transferred Assets to the Buyer, or (c) as a condition to the legality, validity or enforceability as against the Seller of this Agreement or the other Transaction Documents to which it is a party.

          Section 4.4     Title to Property. The Seller has valid title to all Equipment and Inventory owned by it free and clear of any and all Liens or Other Encumbrances. Seller has valid title to all Transferred Assets (except equipment as described in the respective Schedule. All items of Equipment included in the Transferred Assets with a value over $100,000 are described in the Schedules delivered pursuant to Section 2.1(a). Other than this Agreement, there are no existing options, commitments or rights with, of or to any Person to acquire any of the Transferred Assets.

          Section 4.5     Compliance With Law; Permits. The Seller is not now in violation or default under any Requirement of Law of any Governmental Body or any Order applicable to its operation of the Enhanced Services Business Unit where such violation or default would not have a Material Adverse Effect upon Transferred Assets or the Enhanced Services Business Unit. Prior to the date hereof, the Seller has not received, and to the Seller's Knowledge, there does not exist, any notice of any action, suit, hearing, charge or investigation to the effect that the Transferred Assets are, was or may be in violation of any Requirement of Law or any Order. The Seller is duly licensed under all Requirements of Law and possesses all material licenses, clearances and Permits necessary or required in connection with the Enhanced Services Business Unit.

          Section 4.6     Legal Proceedings. Except as set forth in the Disclosure Statement hereto on the date hereof, there is no (a) action, suit, claim, proceeding or investigation pending or, to the Knowledge of the Seller threatened against or directly affecting the Transferred Assets at law or in equity, or before or by any Governmental Body, or (b) arbitration proceeding relating to the Enhanced Services Business Unit. None of the actions, suits, claims, proceedings or inquiries listed on such Schedule, either individually or in the aggregate, is likely to have an adverse effect on (i) the Buyer's ability to use or operate the Transferred Assets in a manner consistent with the Seller's operations, (ii) the Buyer's use of the Transferred Assets for the purposes which they have been used by the Seller or (iii) the Seller's ability to consummate the Contemplated Transactions. The Seller is not in default with respect to any Order known to or served upon the Seller relating directly to the Enhanced Services Business Unit.

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          Section 4.7     Intellectual Property. Except as set forth on the Disclosure Statement the Seller has good and marketable title or the right to use all Intellectual Property Rights incorporated into the Enhanced Services Business Unit. Except as set forth in Disclosure Statement, to the Seller's Knowledge, on the date hereof, there are no claims asserted against the Seller by a third party alleging misappropriation or infringement of the third party's intellectual property rights as a result of the processes used in or the manufacture, use, or sale of products of the Enhanced Services Business Unit.

          Section 4.8     Assigned Contracts and Commitments. The Seller has delivered or made available to the Buyer true and complete copies of the Assigned Contracts all of which are listed on Schedule 2.1(a)(vii). Except as set forth on Disclosure Statement, to the Knowledge of the Seller, no default, alleged default or anticipatory breach exists on the part of the Seller under any Assigned Contract. There are no material agreements or arrangements, whether written or oral, of the parties relating to any Assigned Contract that have not been set forth on Disclosure Statement. To the Knowledge of the Seller, each such Assigned Contract is legal, valid, binding and enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally and (ii) general equitable principles with respect to the availability of specific performance or other equitable remedies.

          Section 4.9     Inventory. To the best of Seller's knowledge, the Inventory is saleable and usable in the ordinary course of the business of the Enhanced Business Services Unit.

          Section 4.10     Taxes. As of the Closing Date, the Seller will not be in default in the filing of any Tax Return relating or pertaining to Taxes incurred in connection with the Transferred Assets. To the Seller's Knowledge, the Transferred Assets are not subject to any tax liens or tax assessments.

          Section 4.11     Finders or Brokers. The Seller has not utilized the services of any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission in connection with this Agreement or upon consummation of the Contemplated Transactions.

          Section 4.12     Express Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE IV, THE SELLER DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE TRANSFERRED ASSETS, WHETHER EXPRESSED OR IMPLIED, WRITTEN OR ORAL (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). AT THE CLOSING, THE SELLER SHALL SELL THE TRANSFERRED ASSETS AND BUYER SHALL PURCHASE THE TRANSFERRED ASSETS ON AN "AS IS" AND "WHERE IS" BASIS.

          Section 4.13     RESERVED

          Section 4.14     ERISA and Benefits  (a) Each Plan maintained in connection with the Enhanced Services Business Unit or in which at least one of the Transferring Employees participates has made available to Buyer as well as any summary plan description, the most recent

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IRS Form 5500, and, with respect to each Pension Plan, the most recent IRS determination letter and any related trust instrument.

          (b)     To the Knowledge of Seller, with respect to each Plan applicable to Transferred Employees each such Plan has been maintained and operated in substantial compliance with the applicable requirements of the Code and ERISA and the regulations issued thereunder.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER

          Teltronics represents and warrants to the Seller, that:

          Section 5.1     Organization; Authority. Teltronics is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Teltronics has all necessary corporate power and authority, and possesses all Permits necessary to own or to lease, and to operate all of its assets and properties and the Transferred Assets, and to carry on its business as it is now being conducted and as proposed to be conducted. Teltronics has all necessary power and authority to purchase and accept the Transferred Assets (including the Assigned Contracts), as contemplated by this Agreement, and to execute, deliver and perform its obligations hereunder and under the other Transaction Documents to which it is a party.

          Section 5.2     Authorization of Transaction; Non-Contravention. (a) Teltronics has duly authorized and approved the Contemplated Transactions, and the Buyer has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize and to approve the execution, delivery and performance of this Agreement, the other Transaction Documents to which it is to be a party and the documents, agreements and certificates executed and delivered by it or to be executed and delivered by it in connection herewith and therewith. This Agreement is, and each other Transaction Document to which the Buyer is to be a party, when executed and delivered by the Buyer at the Closing will be duly executed and delivered by the Buyer, and shall constitute a valid and legally binding obligation of the Buyer, enforceable against the Buyer, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and (ii) general equitable principles with respect to the availability of specific performance or other equitable remedies. All persons who have executed this Agreement on behalf of Teltronics or who will execute on behalf of Teltronics any other Transaction Document or other documents, agreements and certificates in connection herewith or therewith, have been duly authorized to do so by all necessary corporate action.

          (b)     Neither the execution and delivery of this Agreement or the other Transaction Documents, nor the consummation of the Contemplated Transactions on the terms and subject to the conditions hereof and thereof, will (i) conflict with or result in any violation of or constitute a breach of or give rise to a right of termination or cancellation of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the articles of incorporation or bylaws of Teltronics or any contract to which Teltronics is a party; (ii) violate any Order against or binding upon, the Buyer or any of its assets; or (iii) constitute a

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violation by Teltronics of any Requirement of Law of any jurisdiction as such Requirement of Law relates to Teltronics, its business or any of the Transferred Assets or Assumed Liabilities.

          Section 5.3     Consents and Approvals. No approval, consent, waiver or authorization to any Governmental Body, bank, financial or lending institution or other Person is required (a) for or in connection with the valid execution and delivery by Teltronics of this Agreement or the other Transaction Documents to which it is a party or the consummation by Teltronics of the Contemplated Transactions, including without limitation, the assignment of all Assigned Contracts to the Buyer, (b) for or in connection with the sale, transfer, assignment, conveyance, or delivery of the Transferred Assets to the Buyer, or (c) as a condition to the legality, validity or enforceability as against Teltronics of this Agreement or the other Transaction Documents to which it is a party.

          Section 5.4     Legal Proceedings. There is no action, suit, claim, proceeding or investigation pending or, to the knowledge of Teltronics threatened against or directly affecting it, which either individually or in the aggregate, is likely to have an adverse effect on (i) Teltronics' ability to use or operate any of the Transferred Assets in a manner consistent with the Seller's operations, (ii) the Buyer's use of any of the Transferred Assets for the purposes which they have been used by the Seller, or (iii) the Buyer's ability to consummate the Contemplated Transactions. The Buyer is not in default with respect to any Order known to or served upon the Buyer.

          Section 5.5     Finders or Brokers. The Buyer has not utilized the services of any investment banker, broker, finder or intermediary in connection with the Contemplated Transactions who might be entitled to a fee or commission in connection with this Agreement or upon consummation of the Contemplated Transactions.

          Section 5.6     Buyer's Examination. The Seller has provided the Buyer with such access to the records, books, documents, facilities and personnel of the Seller as the Buyer has deemed necessary and appropriate in order for the Buyer to investigate and examine to its satisfaction the business, affairs and properties of the Seller sufficient to make an informed decision to purchase the Transferred Assets, to enter into this Agreement and to consummate the Contemplated Transactions. The Buyer is capable of evaluating the merits and risks of the purchase of the Transferred Assets and to enter into the Contemplated Transactions.

          Section 5.7     Disclaimer. THE BUYER ACKNOWLEDGES AND AGREES THAT THE TRANSFERRED ASSETS BEING TRANSFERRED HEREUNDER ARE BEING TRANSFERRED ON AN "AS IS, WHERE IS" BASIS "WITH ALL FAULTS," AND THAT EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV, THE SELLER IS MAKING NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, RESPECTING THE TRANSFERRED ASSETS, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER. The Buyer acknowledges that the Buyer is fully familiar with the Transferred Assets and the Enhanced Services Product Line and acknowledge that any projections or pro forma statements are for illustration purposes and do not form the basis of any liability or a representation or warranty. The Buyer also acknowledges that the potential liability of the Seller for any potential breach of such representations and warranties set forth in Article IV is limited by the terms of Article XI and Section 13.2.

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          Section 5.8     Non-Interference with Suppliers. Buyer shall not tortiously interfere nor take any actions to tortiously interfere with any business relationships between any of the joint ventures in which Seller has or had an equity interest (the "Joint Ventures").

ARTICLE VI
COVENANTS AFTER THE CLOSING

          The Seller and the Buyer hereby covenant and agree that after the date hereof and except as otherwise agreed to in writing by the other party:

          Section 6.1     Approvals; Consents. The Seller shall give any notices to third parties required to be given by it in connection herewith and the Seller and Buyer shall use commercially reasonable efforts to obtain or cause to be obtained all material consents, approvals, authorizations and waivers required by any applicable Requirement of Law or by any Assigned Contracts, to be obtained by the Seller or Buyer in connection with the consummation of the sale and transfer by the Seller of the Transferred Assets and the other Contemplated Transactions. Without limiting the generality of the foregoing, the Seller with cooperation of Buyer shall each use its commercially reasonable efforts to obtain the written consents and approvals relating to the assignment and release of Seller of the Assigned Contracts.

          Section 6.2     Commercially Reasonable Efforts. The Seller and the Buyer shall each use commercially reasonable efforts to cause all of the conditions to the obligations of the other to consummate the Contemplated Transactions which are within its control to be met as soon as reasonably practicable after the date of this Agreement.

ARTICLE VII
RESERVED

ARTICLE VIII
RESERVED

ARTICLE IX
ADDITIONAL COVENANTS OF THE PARTIES

          Section 9.1     Publicity. No party shall issue any press release or announcement or make any reference to the Contemplated Transactions to any third party (except in connection with obtaining requisite consents) without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that the parties may make such disclosure as may be required by law, rule or regulation (including relevant securities laws or any listing

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agreement covering publicity traded securities) in which case the party making the release or announcement shall, before making such release or announcement, afford the other party a reasonable opportunity to review and comment upon such release or announcement.

          Section 9.2     Cooperation. The parties hereto shall cooperate with each other and will use their commercially reasonable good faith efforts to promptly prepare, execute and file all necessary documentation, to effect all applications, notices, petitions, and filings, and to obtain as promptly as practicable all permits, consents and approvals and authorizations of all third Persons and Governmental Bodies which are necessary or advisable to consummate the Contemplated Transactions.

          Section 9.3     Access to Information. The Seller shall have the right following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the purposes of concluding its involvement in the Enhanced Services Business Unit and for complying with its obligations under applicable securities, tax, employment or other laws and regulations, which right of access shall continue for such period of time following the Closing as is necessary to enable the Seller to comply with such obligations. At any time after the Closing Date that the Buyer proposes to destroy any such materials or information, the Buyer shall first notify the Seller and the Seller shall be entitled to receive such materials or information proposed to be destroyed.

          Section 9.4     Cooperation in Litigation. Each party hereto will fully cooperate with the other in the defense or prosecution of any litigation or proceeding which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Enhanced Services Business Unit prior to or after the Closing Date (other than litigation arising out the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation.

          Section 9.5     Performance of Assigned Contracts. Following the Closing, the Buyer shall diligently perform, and shall cause its Affiliates diligently to perform, their respective obligations under the Assigned Contracts. To the extent that an Assigned Contract is not novated in connection with the Closing, the Buyer shall use commercially reasonable efforts to enter into novation agreements or to otherwise have the Seller released from all obligations under such Assigned Contracts. If for whatever reason the parties are unable to assign any of the contracts identified in Schedule 2.1(a)(vii), the Assigned Contracts to Buyer, then Seller and Buyer agree to execute either a mutually acceptable Subcontract Agreement, or mutually acceptable Supply Agreement all of which shall be in substantial forms to Exhibit K or J, respectively, to enable Seller to perform and fulfill their unassignable contracts. The selection of a subcontract or supply agreement shall be at the mutual agreement of Seller and Buyer.

          Section 9.6     Employees and Employee Benefit Plans. (a) Effective as of the Closing Date, the employment of each employee of the Enhanced Services Business Unit listed on

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Disclosure Statement ("Transferring Employees") shall cease and the Transferring Employees shall immediately become employees of Buyer. Nothing in this Agreement shall create any obligation on the part of Buyer to continue the employment of any Transferring Employee for any period of time.

          (b)     Except as otherwise required by applicable law, as of the Closing Date all Transferring Employees shall cease participation in all Welfare Plans sponsored or maintained by Seller or any of their affiliates and shall cease active participation and the accrual of benefits under, any Pension Plan sponsored or maintained by Seller or any of its affiliates.

          (c)     Commencing on the Closing Date, Transferring Employees shall be eligible for those Plans and other employee benefits in effect for similarly situated existing employees of Buyer. Buyer shall credit Transferring Employees for their length of service with Seller and any of their affiliates for all employment and benefit purposes, including for purposes of eligibility, vesting, and any pre-existing condition limitations under Buyer's Plans. Buyer shall credit Transferring Employees with any amounts paid under Seller's Plans prior to the Closing Date toward satisfaction of applicable deductibles or out-of-pocket maximums under the corresponding Welfare Plans of Buyer for Calendar Year 2000. Buyer shall be responsible for providing each Transferring Employee (and each such employee's qualified beneficiaries within the meaning of section 4980B(f) of the Code) who has a "qualifying event" (within the meaning of section 4980B(f) of the Code) on or after the Closing Date with the continuation of group health coverage required by section 4980B(f) of the Code.

          (d)     After the Closing Date, Buyer shall have the liability and obligation for, and neither Seller nor any of its affiliates shall have any liability or obligation for any short-term or long term disability, sick pay or salary continuation benefits for Transferring Employees maintained by Buyer for its employees.

          (e)     Seller shall be responsible for all liabilities or obligations under the Worker Adjustment and Retraining Notification Act and similar state and local rules, statutes and ordinances resulting from the Closing. Buyer shall be responsible for all liabilities or obligations under the Worker Adjustment and Retraining Notification Act and similar state and local rules, statutes and ordinances resulting from Buyer's actions following the Closing. Upon request, Seller shall advise Buyer of the number of employees at each Business facility of the Seller or its affiliates during the sixty-day period ending on the Closing Date.

          (f)     The Buyer shall have the obligation and liability for any workers' compensation or similar workers' protection claims of the Transferring Employees incurred on or after the Closing Date.

          (g)     The parties shall effectuate a trust-to-trust transfer of account balances of Transferring Employees under the Harris Corporation Retirement Plan ("Seller's Savings Plan") to a tax-qualified defined contribution plan maintained by Buyer ("Buyer's Savings Plan") as follows. As soon as practical after the Closing Date, Seller shall cause the account of each Transferring Employee who participates in Seller's Savings Plan to be valued. As of the date such accounts are valued assets equal to such value will be transferred to the trust maintained under

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Buyer's Savings Plan. Such transferred assets shall be in cash(except to the extent such assets include promissory notes evidencing outstanding loan balances of the Transferring Employees) and shall be in accordance with section 414(l) of the Code. Prior to, and as a condition of, any transfer of assets from the Seller's Savings Plan to Buyer's Savings Plan, each party shall provide the other with satisfactory evidence that its plan is tax-qualified within the meaning of section 401(a) of the Code. As of the transfer date, Buyer will be liable for the payment of benefits accrued by and transferred in respect of the Transferring Employees under the Seller's Savings Plan.

          (h)     No Transferring Employee or other current or former employee of the Seller or its affiliates including any beneficiary or dependent thereof, or any other person not a party to this Agreement, shall be entitled to assert any claim hereunder.

          Section 9.7     Personnel Records. Buyer and Seller acknowledge that Buyer is entitled to inspect the personnel and related employment files on the premises of Seller of any of the current employees of the business who are offered employment by the Buyer and who thereafter accept employment with the Buyer. Buyer acknowledges that some of this information may be considered to be confidential under State and/or Federal law. Buyer agrees it will keep all information obtained from Seller strictly confidential and it will be maintained (and disclosed, if at all) in strict compliance with all applicable State and Federal laws.

          Section 9.8     Substitution of Surety Bonds and Letters of Credit. Buyer shall use commercially reasonable efforts to, at or prior to Closing, substitute its own fidelity, surety or similar bonds, bank guarantees and letters of credit for those posted by Seller on behalf of the Enhanced Services Business Unit listed in the Disclosure Statement (the "Surety Bonds"), such that Seller's bonds, guarantees, and/or letters of credit may be cancelled or released upon the Closing. Buyer hereby indemnifies and shall hold the Seller harmless from any liability or expense arising from its failure to observe and fulfill the requirements of this Section 9.9.

          Section 9.9     Non-Compete. Seller agrees, for a period of three (3) years that it will not compete directly or indirectly with Buyer in the Market (as defined below). For purposes of this Section 9.9, the term Market shall be the 20-20 Switch Technology or ClearView Call Center Technology as it exists on Closing Date. Market shall not include air traffic control applications, department of defense contracts or internal use by Seller.

          Section 9.10     Accounts Receivable Collection. Buyer and Seller acknowledge and agree that the outstanding accounts receivables relating to the Assigned Contracts (the "Outstanding Accounts Receivables") that exist as of the Closing Date and which are listed in the Disclosure Statement are considered Excluded Assets. However, Buyer and Seller agree that any monies received as payment under the Assigned Contracts shall be immediately paid to Seller until such time as Seller has been reimbursed the total dollar value of the Outstanding Accounts Receivables. Buyer shall be solely responsible for any and all disputes regarding which invoices a customer to the Assigned Contracts may claim the payments have been submitted for.

          Section 9.11     Nonassignable Leases. If, for whatever reason, the Salt Lake City Lease is not fully assignable to Buyer, Buyer shall not amend, modify, or change such nonassignable lease without the written consent of Seller.

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          Section 9.12     No Set-Off. The Buyer acknowledges and agrees that whether or not it has claims hereunder or under any other Transaction Document it shall not withhold or off-set any amount due under the Secured Promissory Note or the Transition Services Agreement and that all payments under the Secured Promissory Note shall be made without set-off or counterclaim under any circumstances and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid thereunder.

          Section 9.13     Real Property Subleases. Seller and Buyer agree that effective as of the date of this Agreement, Seller, as sublessor shall sublease to Buyer and Buyer shall sublease from Seller, as sublessor the following:

          (a)     Whitestone Lease in accordance with each and every one of its terms through December 31, 2000;

          (b) Seller's lease in Atlanta, Georgia in accordance with each and every one of its terms through July 30, 2000, for [$1].

          (c) Seller's lease in Novato, California, previously used for the Seller's ESBU, in accordance with each and every one of its terms through ninety (90) days for $1.

          Section 9.14     Source Code/OCR Generation. Seller shall use its good faith efforts to identify and retrieve any and all source code held by a third party. Seller shall use its best efforts to locate and retrieve the OCR Generator which Seller believes may be located in Russia.

          Section 9.15     Prepaid Deposits. Buyer hereby agrees, covenants, warrants that Buyer shall pay, reimburse or otherwise fully indemnify Seller, for, from and against any of the amounts described as prepaid deposits related to the customers listed in the Disclosure Schedule in the event Buyer fails or refuses to perform its obligations under the Assigned Contracts for any such customer for which a prepaid deposit was previously received by Seller.

          Section 9.16     Performance Bond. Buyer hereby agrees, warrants, and covenants that it shall indemnify; hold harmless and otherwise fully pay the costs incurred by Seller as a result of the customer redeeming performance bonds identified in Schedule 9.9.

          Section 9.17     Digital Telephone Systems, Inc. Seller shall change the name of Seller's subsidiary known as of the Closing Date as Digital Telephone Systems, Inc.

ARTICLE X
RESERVED

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ARTICLE XI
INDEMNIFICATION

          Section 11.1     Indemnification by the Seller. (a) Following the Closing, the Seller shall be liable for, shall indemnify the Buyer, its officers, directors, Affiliates and employees for, shall hold harmless, protect and defend the Buyer, its officers, directors, Affiliates or employees from and against, and shall reimburse the Buyer, its officers, directors, Affiliates and employees for, any and all Buyer's Damages (as defined in Section 11.1(b)); provided, however, that the maximum obligation in respect of indemnification for Buyer's Damages payable by the Seller hereunder shall not exceed an amount equal to fifty percent (50%) of the amount of Purchase Price paid to the Seller except for Buyer's Damages in respect of: (i) Seller's representations in Sections 4.1, 4.2, 4.4 and 4.7 of this Agreement and (ii) willful breach of a covenant contained herein in which each case indemnification for Buyer's Damages will not be so limited and further, provided, that such indemnification is also limited as set forth in Section 11.4, Section 13.2 and Section 13.14.

          (b)     The term "Buyer's Damages" means all Damages sustained, incurred or suffered by the Buyer, its officers, directors, Affiliates or employees after the Closing resulting from or arising in connection with: (i) any misrepresentation by the Seller contained in or made pursuant to this Agreement in any certificate, instrument or agreement delivered to the Buyer as part of the Closing under this Agreement; or (ii) any breach of warranty or any default in the performance of any covenant or obligation of the Seller under this Agreement.

          Section 11.2     Indemnification by the Buyer. (a) Following the Closing, the Buyer shall be liable for, shall indemnify the Seller and its officers, directors, Affiliates and employees for, shall hold harmless, protect and defend the Seller and its officers, directors, Affiliates and employees, from and against, and shall reimburse the Seller for, any and all Seller's Damages (as defined in Section 11.2(b)).

          (b)     The term "Seller's Damages" means all Damages sustained, incurred or suffered by the Seller and its officers, directors, Affiliates and employees, resulting from or arising in connection with: (i) any misrepresentation by the Buyer contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered to the Seller as part of the Closing under this Agreement; (ii) any breach of warranty or any default in the performance of any covenant or obligation of the Buyer under or in connection with this Agreement; (iii) any Assumed Liability; or (iv) Buyer's default under either Salt Lake City Lease or Whitestone Lease or Sublease should either lease not be novated to Buyer and subleased by Seller to Buyer; or (v) Seller's inability to collect any Outstanding Accounts Receivables relating to an Assigned Contracts where such inability to collect arises out of Buyer's performance or failure to perform such Assigned Contract; or (vi) any claim or liabilities by or to a party under an Assigned Contract, including but not limited to any claims relating to the breach thereof arising after the Closing.

          Section 11.3     Matters Involving Third Parties, Etc. (a) Following the Closing, if any legal proceeding shall be instituted, or any claim or demand made, against an indemnified party or a party which proposes to assert that the provisions of this Article XI apply (the Indemnified Party") such Indemnified Party shall give prompt written notice of the claim to the party obliged or alleged to be so obliged so to indemnify such Indemnified Party (the "Indemnitor "). The omission

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so to notify such Indemnitor, however, shall not relieve such Indemnitor from any duty to indemnify which otherwise might exist with regard to such claim unless (and only to the extent that) the omission to notify materially prejudices the ability of the Indemnitor to assume the defense of such claim. After any Indemnitor has received notice from an Indemnified Party that a claim has been asserted against such Indemnified Party, the Indemnitor shall promptly pay to the Indemnified Party the amount of such Damages in accordance with and subject to the provisions of this Section; provided, however, that no such payment shall be due during any period in which the Indemnitor is contesting in good faith either its obligation to make such indemnification or the amount of Damages payable, or both. After any Indemnitor has received notice from an Indemnified Party that a claim has been asserted against it by a third party, the Indemnitor shall have the right, upon giving written notice to the Indemnified Party, to participate in the defense of such claim and to elect to assume the defense against the claim, at its own expense, through the Indemnified Party's attorney or an attorney selected by the Indemnitor and approved by the Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that it shall be a condition to such election to assume such defense that (i) the Indemnitor shall provide the Indemnifying Party with reasonable evidence that the Indemnitor will have the financial resources to defend against the claim and to fulfill its indemnification obligations hereunder, and (ii) the claim involves only money damages and does not seek an injunction or other equitable relief. If the Indemnitor fails to give prompt notice of such election, then the Indemnitor shall be deemed to have elected not to assume the defense of such claim and the Indemnified Party may defend against the claim with its own attorney.

          (b)     If the Indemnitor so elects to participate in the defense of such claim or to assume the defense against a claim and the conditions of the proviso of Section 11.3(a) are satisfied, then the Indemnified Party will cooperate and make available to the Indemnitor (and its representatives) all employees, information, books and records in its possession or under its control which are reasonably necessary or useful in connection with such defense; and if the Indemnitor shall have elected to assume the defense of a claim, then the Indemnitor shall have the right to compromise and settle in good faith any such claim provided that the conditions of Section 11.3(a) are satisfied and further provided such release or settlement contains an unconditional release of the Indemnified Party. If such conditions are not satisfied and such unconditional release not obtained, then the Indemnitor will not compromise or settle such action, suit, proceeding, or claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If the Indemnitor is conducting the defense of a claim, the Indemnified Party may retain separate co-counsel at its cost and expense and participate in such defense.

          (c)     If the Indemnitor does not elect to assume or is deemed to have elected not to assume the defense of a claim or in the event any of the conditions in the proviso to Section 11.3(a) above becomes unsatisfied then: (i) the Indemnified Party shall have the right to conduct such defense; (ii) the Indemnified Party shall have the right to compromise and to settle, in good faith, the claim without the prior consent of the Indemnitor; (iii) the Indemnitor will periodically reimburse the Indemnified Party for costs (including reasonable legal fees); and (iv) if it is ultimately determined that the claim of loss which shall form the basis of such judgment or settlement is one that is validly an obligation of the Indemnitor that elected not to assume the defense, then such Indemnitor shall be bound by any ultimate judgment or settlement as to the existence and the amount of the claim and the amount of said judgment or settlement (including the

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costs and expenses of defending such claims) shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder, subject to any limits on the right to be so indemnified hereunder. Upon the determination of liability under and subject to Section 11.1 or 11.2 hereof, the appropriate party shall within thirty (30) days of such determination, pay the amount of such claim.

          Section 11.4     Limits; Sole Remedy, Etc. (a) There shall be no payment of Buyer's Damages under this Article XI until the aggregate amount of all such obligations shall exceed $100,000, at which time, subject to any limits on the right to be so indemnified, all such obligations in excess of $100,000 will become due and payable. There shall be no payment of Seller's Damages under this Article XI until the aggregate amount of all such obligations shall exceed $100,000, at which time all such obligations in excess of $100,000 will become due and payable.

          (b)     No party shall be liable to the other for any breach of representation or warranty to the extent (i) such breach of representation or warranty is disclosed in any Transaction Document or any exhibit or schedule thereto, (ii) a party has actual specific knowledge in fact that the other party is in breach of such representation or warranty on the Closing Date, or (iii) a claim for any such breach of representation or warranty is asserted after the applicable period of survival of such representation or warranty set forth in Section 13.2.

          (c)     Following the Closing, the sole and exclusive remedy with respect to a breach of representation or warranty contained in this Agreement shall be to seek indemnification under this Agreement in accordance with the terms hereof.

          Section 11.5     Mitigation. The Parties shall cooperate with each other with respect to resolving any claim or liability with respect to which one Party is obligated to indemnify the other Party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability. In the event that any Party shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the other Party shall not be required to indemnify any Person for any Damages that could reasonably be expected to have been avoided if such party, as the case may be, had made such efforts.

ARTICLE XII
RESERVED

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ARTICLE XIII
MISCELLANEOUS PROVISIONS

          Section 13.1     Costs and Expenses. Except as otherwise provided herein, each party shall pay its own expenses in connection with the preparation and performance of the terms of this Agreement. The provisions of this Section shall survive the termination of this Agreement.

          Section 13.2     Survival of Representations and Warranties; and Covenants. The representations and warranties contained herein or in any certificate, statement, document or instrument furnished hereunder or under the other Transaction Documents except for representations and warranties set forth in Sections 4.1, 4.2, 4.7 and 4.10 shall survive the Closing for a period of nine (9) months following the Closing Date, after which all liability with respect to such representations and warranties shall terminate, except as to any alleged inaccuracy or breach thereof of which any party prior to the expiration of such period, shall have advised the other party in writing, specifying in reasonable detail the representation or warranty that is alleged to be inaccurate or breached. The right of a party to seek indemnification hereunder with respect to any representation or warranty of the other party shall remain in effect for the period specified in this Section with respect to such representation or warranty. The covenants of the Buyer and the Seller shall continue in full force and effect in accordance with their respective terms.

          Section 13.3     Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without giving effect to the conflicts of laws provisions thereof.

          Section 13.4     Notices. All notices, consents, requests, instructions, approvals and other communications which may be or are required to be given, served or sent by either party pursuant to this Agreement, shall be in writing and shall be delivered personally, or sent by nationally recognized overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: (a) if to the Buyer: to Teltronics, Inc., Attention: President and CEO; Teltronics, Inc., 2150 Whitefield Industrial Way, Sarasota, FL 34243; or (b) if to the Seller: to Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida, Attention: Corporate Secretary, with a copy to Harris Corporation - Network Support Division, 1025 West NASA Boulevard, Melbourne, Florida 32919 Attention: President. Each party may designate by notice in writing as aforesaid a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, sent, or delivered in the manner described above, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, or the delivery receipt being deemed conclusive confirmation of such delivery) or at such time as actual delivery is refused by the addressee upon presentation.

          Section 13.5     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

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          Section 13.6     Dispute Resolution. (a) If a dispute arises out of or relates to this Agreement, or the breach thereof, the parties agree to use their commercially reasonable good faith efforts to have their respective management resolve such dispute within a reasonable time through negotiations and efforts by the affected parties. If such dispute cannot be resolved by negotiation, the parties agree to subject the dispute to a sole mediator selected by the parties, or, if the parties are unable to agree to the sole mediator, the parties agree to submit the dispute to Enhanced Services Business Unit under the rules of the American Arbitration Association ("AAA"). If not thus resolved, the dispute will be referred to a sole arbitrator selected by the parties within ninety (90) days after the conclusion of Enhanced Services Business Unit, or in the absence of agreement on such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

          (b)     Any resolution reached through Enhanced Services Business Unit or award arising out of arbitration (i) shall be limited to a holding for or against a party, and affording such monetary remedy as is deemed equitable, just and within the scope of this Agreement or the other Transaction Documents; (ii) may not include special, consequential or punitive damages; (iii) may in appropriate circumstances include injunctive relief; and (iv) may be entered in court in accordance with the United States Arbitration Act. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement or the other Transaction Documents.

          (c)     The laws of the State of Florida shall apply to any Enhanced Services Business Unit, arbitration, or litigation (for specific performance or interim measures as set forth in paragraph (e) arising under this Agreement. All disputes and matters arising under, in connection with, or incident to this Agreement which are to be litigated, if at all, shall be litigated in and before the Federal District Court for the Middle District of Florida.

          (d)     In the event of a dispute hereunder, which is submitted to Enhanced Services Business Unit, arbitration or which is litigated, the prevailing party in such dispute shall be entitled to recover from the other party all of its costs and expenses incurred in connection therewith, including reasonable attorneys' and experts' fees. The determination of the prevailing party and the reasonable fees may be made by the mediator, arbitrator(s) or court, as applicable.

           (e)     A request by a party to a court for interim measures or specific performance necessary to preserve a party's rights and remedies for resolution pursuant to this Section shall not be deemed a waiver of the obligation to mediate or agreement to arbitrate.

          (f)     The parties, their representatives, other participants and the mediator or arbitrator shall hold the existence, content and result of Enhanced Services Business Unit or arbitration in confidence.

          Section 13.7     No Third Party Beneficiary. This Agreement is entered into solely for the benefit of the parties hereto, and in the case of Article XI hereof, the other Indemnified Parties and the provisions of this Agreement shall be for the sole and exclusive benefit of such parties and their respective successors and permitted assigns. No Person not a party hereto or their successors and permitted assigns (including employees or creditors of the Seller) shall be entitled to enforce any provisions hereof or exercise any right hereunder.

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          Section 13.8     Sales and Transfer Taxes. All sales and transfer Taxes (including Taxes, if any, imposed upon the transfer of personal property) and other Taxes, filing, recording and registration fees and similar fees payable in connection with the transactions contemplated hereby shall be paid by the Buyer when due on or following the Closing Date. The provisions of this Section shall survive the termination of this Agreement.

          Section 13.9     Waiver. Neither the waiver by either of the parties hereto of a breach of or a default under any one or more of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

          Section 13.10     Assignment; Amendment. Neither the Buyer nor the Seller shall assign any of their rights or obligations under this Agreement whether by written agreement or by operation of law (including by merger or sale of all or substantially all assets), without the prior written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No provision of this Agreement may be amended, modified, waived, discharged or terminated except by written agreement duly executed by each of the parties.

          Section 13.11     Entire Agreement. This Agreement and the Transaction Document embody and constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and cancel any prior oral or written agreement, letter of intent (including the Letter dated May 10, 2000), proposal executed or delivered by or on behalf of any of the parties or understanding related to the subject matter hereof.

          Section 13.12     Counterparts. This Agreement may be executed in one or more counterparts, and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

          Section 13.13     No Set-Off. Neither party hereto shall have any right to set-off any amounts due under this Agreement against any claims or amounts due to the other party under any other arrangement between or among the parties.

          Section 13.14     Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL THE SELLER OR BUYER BE LIABLE UNDER ARTICLE XI OR OTHERWISE, FOR ANY INDIRECT, SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING WITHOUT LIMITATION LOST PROFITS OR LOST SALES OR REVENUES.

          Section 13.15     Independent Contractor; Reliance on Counsel. Each party hereto is an independent contractor, and nothing contained in this Agreement shall be construed to be inconsistent with this relationship or status. Neither party owes a fiduciary duty to the other.

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Nothing in this Agreement shall be in any way construed to constitute either party as the agent employee, or representative of the other. As an independent contractor, each party has relied on its own expertise or the expertise of its legal, financial, technical, or other advisors. No party has relied upon any oral representation of any other party in entering into this Agreement. All discussions, estimates, pro forma financial statements or projections developed by a party during the course of negotiating the terms and conditions of this Agreement or the other Transaction Documents are by way of illustration only, are not binding or enforceable against the other party in law or equity and do not form the basis of any liability or a representation or warranty.

          Section 13.16     No Partnership or Joint Venture, etc. The parties expressly do not intend to form a partnership or joint venture under any applicable laws. Nothing in this

Agreement shall be in any way construed to constitute either party as an agent, employee or representative of the other.

          Section 13.17     Specific Performance. The Seller and Buyer acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent or to cure breaches of such provisions and to enforce specifically, such terms and provisions , this being in addition to any other remedy to which they may be entitled at law or in equity.

          Section 13.18 Audit Fees. Buyer shall be responsible for the payment of any and all Ernst & Young audit fees incurred for SEC compliance purposes. Any such fees in excess of THREE HUNDRED THOUSAND DOLLARS ($300,000) shall be the responsibility of Seller. In addition, each Party shall be responsible for their own costs and expenses and disbursements.

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          IN WITNESS WHEREOF, this Asset Sale Agreement has been duly executed by the parties hereto on the day and year first above written.

BUYER: TELTRONICS, INC.
By: /s/ Ewen R. Cameron Name: Ewen Cameron Title: President
SELLER: HARRIS CORPORATION
By: /s/Daniel R. Pearson Name: Daniel R. Pearson Title: President, Network Support Division

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EXHIBIT A

FORM OF ASSUMPTION AGREEMENT

          THIS ASSUMPTION AGREEMENT, is dated as of June 30, 2000 (this "Agreement"), between Harris Corporation a Delaware corporation (the "Seller"), on the one hand, and Teltronics, Inc., a Delaware corporation (the "Buyer"), on the other hand.

W I T N E S E T H:

          WHEREAS, Seller is transferring certain of its assets of its Enhanced Services Business Unit (as defined in the Asset Sale Agreement) to the Buyer pursuant to the terms of the Asset Sale Agreement, dated as of June 30, 2000 by and among the Buyer, on the one hand, and Seller, on the other hand (the "Asset Sale Agreement"); and

          WHEREAS, in partial consideration therefore, the Asset Sale Agreement requires that the Buyer assume the Assumed Liabilities (as defined in the Asset Sale Agreement).

          NOW THEREFORE, in consideration of the transfer of the assets to the Buyer and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows (capitalized terms used herein without definition shall have the meanings attributed thereto in the Asset Sale Agreement):

          1.          Assumption. The Buyer hereby expressly assumes and undertakes to perform, pay and discharge all of the Assumed Liabilities including but not limited to the Assigned Contracts under and in accordance with the Asset Sale Agreement. Notwithstanding the above, nothing in this Agreement shall require the Buyer to pay, perform or discharge any Assumed Liabilities that it is in good faith contesting or causing to be contested. Except for the Assumed Liabilities, Buyer assumes no other debt, liability or obligation of Seller.

          2.          Further Assurances. The Buyer shall, at any time and from time to time after the Closing Date, upon the reasonable request of Seller promptly and duly execute and deliver any and all such further agreements and instruments as Seller may reasonably request to obtain the full benefits of this Agreement and of the rights and powers herein granted relating to the assumption of the Assumed Liabilities.

          3.          No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

          4.          Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida, without regard to the conflict of laws provisions thereof.

1

          5.          Amendments. Neither this Agreement nor any of the terms hereof may be terminated, amended or waived orally, but only by an instrument in writing executed by each of the parties hereto.

          6.          Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Agreement shall be in no way affected, impaired or invalidated.

          7.          Successors and Assigns. The provisions hereof shall inure to the benefit and be binding upon the parties hereto and their respective successors and assigns. The assignment of this Agreement shall not relieve the assigning party of its obligations without the written consent of the other party.

          8.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Harris Corporation and Teltronics, Inc. each has caused this Assumption Agreement to be executed by its duly authorized officer as of the date first written above.

HARRIS CORPORATION
By: /s/Daniel R. Pearson Name: Daniel R. Pearson Title: President, Network Support Division
TELTRONICS, INC.
By: /s/ Ewen Cameron Name: Ewen Cameron Title: President

2

EXHIBIT B

FORM OF BILL OF SALE

          KNOW ALL MEN BY THESE PRESENTS, that HARRIS CORPORATION, a Delaware corporation ("Seller"), for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, pursuant to the Asset Sale Agreement, dated as of June 30, 2000, (the "Agreement") by and among Seller and TELTRONICS, INC., a Delaware corporation ("Buyer"), does hereby grant, sell, convey, assign, transfer and deliver unto Buyer, to have and to hold forever (capitalized terms used herein but not otherwise defined shall have the respective meaning ascribed to such terms in the Agreement)the following:

          All of the right, title and interest of the Seller as of the date hereof, in and to the Transferred Assets (as term is defined in Article 2 of the Agreement).

          Seller covenants that it will from time to time, at its expense, make, execute and deliver such instruments, acts, consents and assurances as Buyer may reasonably request to more effectively sell, convey, transfer to and invest in Buyer all of Seller's right, title and interest in and to the Transferred Assets.

          Seller further covenants and agrees that the covenants herein contained shall be binding upon their successors and assigns.

          IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by a duly authorized officer of Seller as of this 30th day of June, 2000.

HARRIS CORPORATION
By: /s/Daniel R. Pearson Name: Daniel R. Pearson Title: President - Network Support Division

EXHIBIT C

FORM OF CONTRACT ASSIGNMENT

          THIS CONTRACT ASSIGNMENT ("Assignment") is made and entered into as of this 30th day of June, 2000 by and between TELTRONICS, INC., a Delaware corporation ("Buyer "), and HARRIS CORPORATION, a Delaware corporation ("Seller"), and

W I T N E S S E T H:

          WHEREAS, pursuant to that certain Asset Sale Agreement dated as of June 30, 2000, (the "Agreement") by and between Buyer and Seller, Buyer has agreed to purchase the Transferred Assets (as defined in the Agreement); and

          WHEREAS, pursuant to the terms of the Agreement, Seller has agreed to assign the Transferred Assets to Buyer.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto promise and agree as follows:

          1.          Seller hereby assigns and transfers to Buyer all Seller's right, title and interest in and to the Transferred Assets .

          2.          Buyer hereby accepts the assignment from Seller of each of the Transferred Assets.

          3.          This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

          4.          Notice shall be deemed given to either of the parties if notice is given in the manner set forth in the Agreement.

          5.          This Agreement shall be governed by and construed in accordance with the internal laws of Florida.

          IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date set forth above.

SELLER: HARRIS CORPORATION
By: /s/ Daniel R. Pearson Name: Daniel R. Pearson Title: President, Network Support Division
BUYER: TELTRONICS, INC.
By: /s/ Ewen Cameron Name: Ewen Cameron Title: President and CEO

EXHIBIT D

FORM OF PATENT ASSIGNMENT

          WHEREAS, HARRIS CORPORATION, a Delaware corporation, acting through its Network Support Division, ("Assignors"), is the owner of the patents described in the attached Schedule A ("Assigned Patents"); and

          WHEREAS, TELTRONICS, INC., a Delaware corporation, ("Assignee"), having an office at 2150 Whitfield Industrial Way in Sarasota, Florida, is desirous of acquiring the Assigned Patents;

          NOW THEREFORE, for good and valuable consideration to the Assignors paid, the receipt and sufficiency of which is hereby acknowledged, the Assignor assigns to the Assignee, its successors and assigns, all right, title and interest in and to the Assigned Patents, subject to any licenses previously granted by Assignor, together with the rights of recovery for past infringement thereof, including the right to sue for and collect damages for its own use, the same to be held and enjoyed by Assignee for its own use and benefit and the use and benefit of its successors and assigns, fully and entirely as the same would have been held and enjoyed by Assignors had this sale and assignment not been made.

          EXECUTED this 30th day of June 2000, at Melbourne, Florida, USA.

HARRIS CORPORATION Network Support Division
By: /s/ Daniel R. Pearson Name: Daniel R. Pearson Title: President, Network Support Division

STATE OF FLORIDA
COUNTY OF BREVARD

          The foregoing instrument was acknowledged before me this 30th day of June, 2000, by Daniel R. Pearson, President of the Network Support Division of Harris Corporation, a Delaware corporation, on behalf of the corporation. He is personally known to me.

___________________________________

EXHIBIT E

RESERVED

EXHIBIT F

FORM OF LICENSE AGREEMENT

          This License Agreement is made as of June 30, 2000, (the "License Agreement") by and between TELTRONICS, INC., a Delaware corporation ("Licensor"), and HARRIS CORPORATION, a Delaware corporation, acting through its Communications Products Division ("Licensee").

WITNESSETH:

          WHEREAS, Licensor and Licensee have entered into an Asset Sale Agreement, dated as of June 30, 2000, for the sale and other transfer of certain tangible and intangible assets from Licensee to Licensor ("Asset Sale Agreement"); and

          WHEREAS, pursuant to the Asset Sale Agreement, Licensee will transfer to Licensor certain of the Intellectual Property Rights used in the Enhanced Services Business Unit (as defined in the Asset Sale Agreement); and

          WHEREAS, the Licensor wishes to grant back to Licensee a non-exclusive license to certain of the Intellectual Property Rights transferred to Licensor pursuant to terms and conditions of the Asset Sale Agreement.

          NOW, THEREFORE, in consideration of the premises, representations, warranties, mutual covenants and agreements hereinafter set forth, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Licensee and Licensor hereby covenant and agree as follows.

TERMS OF AGREEMENT

1.

Licenses Back to Licensee
Licensor agrees to grant, and hereby grants, to Licensee a non-exclusive, world-wide, royalty-free, irrevocable, non-transferable (except as permitted herein) license to practice under the Intellectual Property Rights, excluding the Trademarks, transferred to Licensor under the Asset Sale Agreement to make, have made, use, sell, lease and otherwise dispose of products and to distribute, make copies of and make derivative works of, all software and related documentation, provided such is not prohibited under, or contrary to the terms of Section 9.9 Non-Compete of the Asset Sale Agreement.

Licensor acknowledges and agrees that Licensee's products and services for air traffic control applications and those of the type presently being provided by Licensee under contract with the U.S. Dept. of Defense and follow-on contracts and future generations thereof, and use of the related software, documentation and applications, including but not limited to those listed on Annex A hereto, are deemed to be permissible under the Non-Competition Agreement.

2.

Improvements
The parties agree to develop a mutually acceptable plan to meet periodically for the purpose of exchanging information relating to their respective Improvements which have been reduced to practice and which would reasonably have application in the other party's products as described in this Agreement and in the Asset Sale Agreement. Neither party shall be obligated to disclose information to the other party if prohibited by law or if contrary to existing contract or customer approval.

Any information submitted pursuant hereto shall be subject to a mutually acceptable non- disclosure agreement, unless otherwise indicated in writing by the submitting party. "Improvements" shall mean enhancements, upgrades and other changes, such as those made under engineering change orders which result in substantially the same functions as in the original products, excluding major redesigns or replacement products.

To the extent it is permitted to do so, and to do so without an obligation to pay fees or royalties to a third party, each party agrees, under mutually acceptable terms and conditions to grant to the other party a non-exclusive, royalty free, non transferable, worldwide license to practice under the granting party's intellectual property rights to make, have made, use, sell, lease and otherwise dispose of its Improvements as a part of the other party's products, as described in this Agreement and in the Asset Sale Agreement.

Th respective obligations of the parties to grant licenses hereunder such apply only for a period of three (3) years following the Closing Date, unless extended under mutual agreement between the parties.

3.

Limited Warranty and Disclaimer of Liability
NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR OTHER SIMILAR DAMAGES ARISING FROM BREACH OF CONTRACT, NEGLIGENCE, OR ANY OTHER LEGAL THEORY EVEN IF OTHER PARTY OR ITS AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

4.

Governing Law, Severability
This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policies of the State of Florida applicable to contracts executed and to be wholly performed within such State. In case any one or more of the provisions contained in the Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.

Assignment
Neither party shall assign or otherwise transfer their respective rights or obligations under this License Agreement without the other, except for a transfer to a subsidiary or affiliate or as such transfer or assignment is made as a part of the sale or other transfer of substantially all of the business assets to which the respective licenses granted herein apply. Any attempted assignment not assented in the manner provided for herein shall be null and void.

6.

Notices
All notices under this License Agreement shall be in writing, and shall be effective when delivered to the party at the address first shown above by prepaid certified, air mail, return receipt requested, or by Fax. If to Licensee, shall be sent to Corporate Secretary, Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida, 32919, Attention: Scott Mikuen, if to Licensor, to President and CEO, Teltronics, Inc., 2150 Whitfield Way, Sarasota, Florida 34243; the recipient's answerback reply at both the beginning and end of a fax message shall establish delivery.

7.

Integration
The foregoing is the entire Agreement of the parties with respect to the subject matter hereof and may not be modified, amended, supplemented, canceled, or discharged except by written instrument executed by the party affected thereby.

AGREED TO BY: LICENSEE HARRIS CORPORATION	LICENSOR TELTRONICS, INC.
By: /s/ Daniel R. Pearson Name: Daniel R. Pearson Title: President, Network Support Division Date: June 30, 2000	By: /s/ Ewen Cameron Name: Ewen Cameron Title: President and CEO Date: June 30, 2000

EXHIBIT G

LEASE ASSIGNMENT

          KNOW ALL MEN BY THESE PRESENTS, that Harris Corporation, a Delaware corporation ("Assignor"), for and in consideration of the sum of $10.00 and other good and valuable consideration in hand paid by Teltronics, Inc, a Delaware corporation ("Assignee"), the receipt and sufficiency of which is hereby acknowledged, hereby assigns, transfers and conveys unto Assignee, effective July 1,2000, all of the Assignor's right, title and interest in that certain written Commercial Lease Agreement (including any renewals, modifications, or extensions thereof) ("Lease"), dated April 27, 1999 between Mecham Parkview Associates, L.L.C., Fong Parkview Associates, L.L.C, dba Parkview Plaza Office Building as Lessor, and Assignor, as Lessee for the rental of approximately 5800 square feet of space located at 2180 South 1300 East, Salt Lake City, Utah 84106 ("Leased Premises"), together with all and singular the premises therein mentioned and described, to have and to hold the same for and during the remainder of the term of the Lease. Assignor covenants that Assignor's interest in the Lease is free from all other gifts, grants, bargains, sales, leases, and encumbrances, made or created by the Assignor. Assignee covenants to assume all obligations and responsibilities arising under the Lease with respect to any matter occurring or accruing from and after the date of this Agreement.

          NOTWITHSTANDING the foregoing, Lessor and Assignee agree that upon execution of this Agreement that the Assignor shall be fully relieved of any and all responsibilities, obligations and liabilities of any nature, arising under the Lease with respect to any matters occurring or accruing from and after the date of this Agreement. Upon execution of this Agreement, the Assignee shall hereafter, at all times be fully responsible and liable to Lessor for all of the obligations of Lessee occurring or accruing from and after the date of this Agreement under the terms, provisions and covenants of the Lease. This Agreement shall be construed to constitute a novation of the Lease and a full release of Assignor from the further performance of its obligations as the Lessee under the Lease occurring or accruing from and after the date of this Agreement.

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          Assignee does hereby covenant and agree for itself and for its successors and assigns to perform all of the covenants and obligations occurring or accruing from and after the date of this Agreement required to be performed by the Lessee under the Lease the same as if Assignee had been named as Lessee therein.

          Signed at ______________________, this 30th day of June, 2000.

ASSIGNOR: HARRIS CORPORATION, a Delaware corporation By: /s/ Daniel R. Pearson Name: Daniel R. Pearson Title: President

ASSIGNEE: TELTRONICS, INC., By: /s/ Ewen Cameron Name: Ewen Cameron Title: President and CEO

          The undersigned hereby consents to the terms and conditions of the Assignment of Lease set forth above.

LESSOR: MECHAM PARKVIEW ASSOCIATES, L.L.C. FONG PARKVIEW ASSOCIATES, L.L.C. dba PARKVIEW PLAZA OFFICE BUILDING By: Name: Title: Date:

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EXHIBIT H

FORM OF TRANSITION SERVICES AGREEMENT

          THIS TRANSITION SERVICES AGREEMENT ("Agreement") is made as of June 30, 2000 by and between HARRIS CORPORATION, a Delaware corporation having offices at 1025 West NASA Boulevard, Melbourne, FL 32919 ("Harris") and TELTRONICS, INC, a Delaware corporation, having an office at Sarasota, FL ("Buyer").

R E C I T A L S

          WHEREAS, Buyer and Harris entered into an Asset Sale Agreement dated as of June 30, 2000, wherein Buyer has purchased and Harris has sold certain assets relating to Harris' Enhanced Services Business Unit, ("Asset Sale Agreement"); and

          WHEREAS, Buyer desires to purchase from Harris certain manufacturing, procurement, sales order support, training and sustaining engineering services previously used in connection with Harris' operation of the Enhanced Services Business Unit (ESBU) following the Closing of the Asset Sale Agreement, for a transition period; and

          WHEREAS, Harris will provide all transition services at its Florida facilities or in Novato, California, in both cases, using Florida based employees; and

          WHEREAS, the manufacturing test equipment purchased by Buyer under the Asset Sale Agreement is located at Seller's, Florida facilities, and it is the parties intent to physically transfer this equipment to Buyer's facility upon completion of Seller's transition services activities identified herein; and

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1          Definitions. For the purposes of this Agreement the following terms have the meanings set forth in this Section 1.1:

"Agreement" means this transition services agreement, the attached Schedule A and any agreement or schedule supplementing or amending this agreement. The words "hereto", "herein," "hereof," "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References herein to an Article, Section or Schedule refer to the applicable Article, Section or Schedule of this Agreement.

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"Asset Sale Agreement" means the Asset Sale Agreement between Harris Corporation and Buyer dated June 30, 2000 whereby Buyer acquired from Harris certain of its assets of the Enhanced Services Business Unit.

"Buyer" means Teltronics, Inc., a Delaware corporation.

"Closing Date" means June 30, 2000.

"Harris" means Harris Corporation, a Delaware corporation.

"Invoiced Amount" has the meaning attributed to it in Section 6.1.

"Parties" means Harris and Buyer and "Party" means either one of them.

"Place of Business" means the offices of Harris located at Palm Bay, Melbourne and Malabar Florida and Camarillo, California.

"Operations" means the business conducted by Buyer following the Closing Date using the assets purchased by Buyer under the Asset Sale Agreement using the assets purchased by Buyer.

"Prices of Transition Services" means the price charged by Harris for providing such service or Service(s) and or Materials, as described in Schedule A.

"Services" means the services set out in Schedule A which outline the nature of the services to be made available by Harris to assist Buyer in operating the Operations during the Transition Period.

"Transition Period" means the periods, described as follows, from the Closing Date which the Parties have agreed to for the provision of Services, provided that, some Services will only be provided as requested and at the rates identified in Schedule A as Price of Transition Services.

ARTICLE 2
SCHEDULES

2.1          Schedules. The following schedule forms part of this Agreement.
Schedule A Description of Services/Price of Services.

ARTICLE 3
ACCESS TO SERVICES

3.1          Access to Services. During the Transition Period and subject to the terms herein contained, each Party will use reasonable efforts to request from or make available to the other Party, as applicable, the Services on an as and when needed basis during normal business hours or such hours as may otherwise be agreed upon by the Parties.

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3.2          Acknowledgement by Parties. Buyer acknowledges that the Services are provided by Harris at the request of Buyer to assist Buyer in administrating and operating as soon as possible the Operations on a stand alone basis free of any dependence on the personnel and resources needed by Harris to operate the remainder of its operations.

3.3          No Liability. Harris is providing the Services on the understanding that it assumes no liability or responsibility to Buyer or any person claiming through Buyer, arising from or in connection with the Services except for any liability suffered by Buyer by reason of the gross negligence, willful misconduct of Harris, or failure of Harris to exercise professional care in the provision of the Services. Furthermore, Harris assumes no liability or responsibility whatsoever, with respect to the Buyer's equipment while located at Harris facilities nor shall Harris be responsible for any of the results of the services performed.

Buyer agrees that none of Harris or its affiliates and their respective directors, officers, agents, and employees (each, a "Harris Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to Buyer for or in connection with the Services rendered or to be rendered by any Harris Indemnified Person pursuant to this Agreement, or any Harris Indemnified Person's actions or inaction's in connection with any such Services, with respect to the Buyer's use or operation of Buyer's equipment or the results of the services conducted by Harris and the transactions contemplated hereby, except for damages which have resulted from such Harris Indemnified Person's gross negligence, willful misconduct or failure to exercise professional care in connection with any such Services, actions, or inactions. The sole remedy of Buyer for any claim relating to the performance or nonperformance of the Services or damage (whether personal injury or property ) resulting from Harris' use of Buyer's equipment shall be a refund by Harris to Buyer of any charges or fees paid for the applicable Service. In addition, in no event shall either party be liable to the other for special, punitive, incidental, or consequential damages arising out of this Agreement. HARRIS MAKES no REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND HARRIS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES WITH RESPECT TO THE agreement SERVICES TO BE PROVIDED HEREUNDER OR USE OF THE BUYER'S EQUIPMENT.

Buyer agrees to indemnify and hold harmless each Harris Indemnified Person from and against any damages in connection with the provision of Services or resulting from Harris' use of the Buyer's equipment; provided that Buyer will not be responsible for any damages incurred by any Harris Indemnified Person that have resulted from such Harris Indemnified Person's gross negligence, willful misconduct or failure to exercise professional care in connection with any of the Services, actions, or inactions referred to above.

3.4          Use of Services. In using the Services, Buyer will use its best efforts not to disrupt or adversely affect Harris' ability to administer and operate its businesses. The Parties will cooperate with each other in achieving this objective.

3.5          No Representation. Harris does not make any representation or give any warranty as to whether the provision of the Services is adequate to service Buyer's needs to administer and operate the Operations during the Transition Period. With respect to materials and workmanship, Harris will not ship any materials or finished goods to a customer until said

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materials or finished goods have successfully passed Quality Control inspections or tests compliant with ISO 9000.

3.6          Good Faith Obligations. The Parties acknowledge and agree that the provision of the Services during the Transition Period will require the good faith of each Party in achieving their mutual objectives without disrupting the other Party's ability to administer and operate its own business.

3.7          Services to be Provided. All Services to be provided during the Transition Period will take place at the Place of Business or at the Novato ESBU site, unless otherwise agreed in writing by the Parties.

3.8          Conduct of Businesses. Except as otherwise expressly provided herein, Harris will administer and operate the remainder of its operations separate and apart from the Operations and Buyer will administer and operate the Operations separate and apart from the remainder of Harris' operations.

3.9          Liability. Buyer shall be solely responsible for the cost of removal and transportation of the Buyer's equipment from Harris' facilities. In addition, Buyer shall be solely responsible for any and all damages resulting from Harris use or operation of the Buyer's equipment.

ARTICLE 4
TERMINATION OF AGREEMENT

4.1          Termination of Agreement. Except for the obligations of each Party to pay the other Party for the Invoiced Amount, this Agreement will terminate and be of no further effect upon the termination of the Transition Period.

ARTICLE 5
KEEPING OF RECORDS

5.1          Keeping of Records. Harris will keep records in accordance with its then normal accounting procedures documenting the Price of Transition Services incurred hereunder for a period of one year following the end of the Transition Period. Upon reasonable notice by the Buyer, Harris will make copies of such records available for inspection by the Buyer at Buyer's expense during regular business hours and at the office where such records are normally kept.

ARTICLE 6
REIMBURSEMENT FOR SERVICES

6.1          Reimbursement for Services. Buyer will reimburse Harris for the Price of Transition Services incurred in providing the Services during the Transition Period. At the end of every Harris FY period (July 28, Aug. 25, Sept. 29, etc.) Harris will deliver to the Buyer an invoice setting forth the Price of Transition Services (the "Invoiced Amount"). In the event that Buyer

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elects to selectively terminate any of the Services described in Schedule "A" prior to the expiration of the Transition Period because such Service is no longer required by Buyer, Buyer will pay the applicable Price of Transition Services for the Transition Services to the extent that Buyer has utilized them.

6.2          Payment. Buyer will pay to Harris the Invoiced Amount within 30 days of receipt of the invoice thereof.

6.3          Invoice Binding. The Price of Transition Services calculation set forth in the invoice referred to in Section 6.1 will be prima facie evidence of the amount owing by Buyer to Harris hereunder absent manifest error. Any challenge by Buyer as to the accuracy to the Invoiced Amount will not release Buyer from its obligation to pay the Invoiced Amount within the period provided under Section 6.2 pending resolution of the matter in dispute in accordance with Article 7.

6.4          Maximum Service. In no event shall Buyer be authorized to request Transition Services which exceed the total price of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) a month for labor.

ARTICLE 7
DISPUTE RESOLUTION

7.1          Dispute Resolution. In the event of any dispute arising under this Agreement, the Parties will undertake to use reasonable commercial efforts, with due regard to the concerns of each Party regarding the time of settlement of the dispute, to refer discussion of the matters constituting the dispute to working parties formed by the Parties, who will have 14 days to resolve the issue. If the working parties fail to resolve the dispute within such two week period, then the dispute will be referred to the senior executives of the Parties, who will have one week to resolve the issue, failing which the Parties will be free to pursue such remedies at law or equity as they may be entitled to.

ARTICLE 8
CONFIDENTIAL INFORMATION

8.1.          Confidential Information. Buyer and Harris acknowledge that, in connection with the provision of the Services, they each have access to, have received or will receive from each other tangible and intangible property which is confidential and or proprietary to Harris or Buyer. Both Parties agree that, as a material provision of this Agreement, they will exercise all reasonable care to safeguard such property and prevent disclosure or misuse of same. At any time requested by Buyer, Harris shall promptly return all tangible property of Buyer and shall continue to treat as confidential for a period of three (3) years after termination of this Agreement all intangibles received from Buyer. At any time requested by Harris, Buyer shall promptly return all tangible property of Harris and shall continue to treat as confidential for a period of three (3) years after termination of this Agreement all intangibles received from Harris. No Party shall knowingly publish or disseminate to any third party any of any other Party's

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confidential information. Each document in printed or electronic form or other media which contains confidential information shall be stamped with a confidential legend.

Notwithstanding the other provisions of this Section of this Agreement, nothing received by any of the Parties hereunder shall be construed as confidential information which:

          8.1.1          is published or otherwise made available to the public other than by breach of this Agreement by a Party hereto; or

          8.1.2          is rightfully received by one Party hereunder from a third Party not obligated under this Agreement, and without confidential limitation; or

          8.1.3          is approved for release by the Party designating the information as confidential information; or

          8.1.4          is known to the Party receiving the confidential information prior to its first receipt of the same from the other Party; or

          8.1.5          is independently developed by the Party receiving the confidential information; or

          8.1.6          the receiving party reasonably believes that it is required to be disclosed to comply with applicable law, rule or regulation or court order or other compulsory process of a court or other governmental body.

          In the event that Section 8.1.6 is applicable, the receiving Party shall make commercially reasonable efforts to notify the disclosing party, in writing, of its intention to disclose allowing a reasonable period prior to such intended disclosure, where the receiving Party reasonably believes that such notice can be provided without violating applicable law, rule or regulation or court order or other compulsory process of a court or other governmental body, so that the disclosing Party may take such action as it deems appropriate to protect its confidential information.

ARTICLE 9
MISCELLANEOUS

9.1          Notices. Any notices hereunder will be sufficiently given if delivered personally or sent by facsimile transmission or overnight or expedited courier, addressed as follows, or to such other address of which the addressee party may have given notice:

                         To Buyer:
                          Attention:
                          Facsimile Number:

with copies to:

                         Attention:
                          Facsimile Number:

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To Harris:          Harris Corporation
                          1025 West NASA Boulevard
                          Melbourne, Florida 32919
                           Attention:   Corporate Secretary

with copies to:    Harris Corporation
                          1025 West NASA Boulevard
                          Melbourne, Florida 32919
                           Attention:   Scott T. Mikuen, Esq.
                          Facsimile Number: (321) 727-9234/9636

Unless otherwise specified in this Agreement, such notices or other communications will be deemed received on the first Business Day following delivery or receipt by facsimile transmission.

9.2          Assignment. No Party may assign any right, benefit or obligation arising under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld.

9.3          Entire Agreement, Amendments, Schedules. This Agreement and all agreements and instruments to be delivered by the Parties pursuant hereto, represent the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, representations, warranties, commitments and understandings between the Parties. The Parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the Parties.

9.4          Expenses. Except as otherwise expressly provided in this Agreement, the Parties will each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

9.5          Independent Contractor. Each Party is an independent contractor and nothing contained in this Agreement will be construed to be inconsistent with this relationship or status. Neither Party owes a fiduciary duty to the other. Nothing in this Agreement will be in any way construed to constitute either Party as the agent, employee or representative of the other. As an independent contractor, each Party has relied on its own expertise or the expertise of its legal, financial, technical or other advisors.

9.6           Force Majeure and Work Stoppages. No Party shall be liable in any manner for failure or delay upon fulfillment of all or part of this Agreement, directly or indirectly owing to any cause beyond its control, including, but not limited to, acts of God, governmental orders or restriction, war, threat of war, warlike conditions, fire, hostilities, sanctions, revolution, riot, looting, strike, lockout, accident, interruption of transportation or inability to obtain necessary labor, materials, or facilities.

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9.7          No License. Nothing contained in this Agreement shall be construed as granting, by implication, estoppel or otherwise, any licenses or rights under any patents, copyrights, works or other legally protectable proprietary rights (present or future) of either Party hereto to the other Party.

9.8          Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of Florida without giving effect to its conflicts of laws provisions thereof.

9.9          Section Heading. The Section headings are for the convenience of the Parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.

9.10          Waiver. No consent or waiver, expressed or implied, by a Party to or of any breach or default by the other Party in the performance by the other Party of its obligations hereunder will be deemed or construed to be a consent or waiver to or of any other breach or default in performance of such other Party hereunder.

9.11          Further Assurance. The Parties will with reasonable diligence do all things and provide all reasonable assurances as may be required to consummate the transactions contemplated by this Agreement as may be reasonably necessary or desirable to effect the purpose of this Agreement and to carry out its provisions.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of and on the date first above written.

TELTRONICS, INC., By: /s/ Ewen Cameron Name: Ewen Cameron Title: President and CEO

HARRIS CORPORATION By: /s/ Daniel R. Pearson Name: Daniel R. Pearson Title: President, Network Support Division

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EXHIBIT I

RESERVED

EXHIBIT J

FORM OF

SUPPLY AGREEMENT

This Supply Agreement ("Agreement") is entered into as of June 30, 2000, by and between Teltronics, Inc., a Delaware corporation ("Supplier") and Harris Corporation, a Delaware corporation, acting through its Network Support Division ("Harris").

In consideration of the mutual agreements and covenants herein contained, the parties, intending to be legally bound, agree as follows:

1.	SALE AND PURCHASE

During the term of this Agreement, Supplier agrees to provide Harris any of Supplier's products at Supplier's lowest prices that Supplier provide the same product to any other customer.

Harris shall order products by issuing written purchase orders to Supplier. Such purchase orders will be subject to written acceptance by Supplier and, upon acceptance, will constitute a binding agreement between Supplier and Harris on the terms and conditions included herein. The terms and conditions of this Agreement will prevail over any inconsistent wording on purchase order forms. Supplier shall make best efforts to meet the quantities and shipping dates specified by Harris in each purchase order; however, Supplier shall notify Harris as soon as practicable when quantities or shipping dates differ from those specified by Harris.

2.	PRICES/TAXES All prices are exclusive of shipping and insurance charges which shall be billed separately. All prices are exclusive of all sales, use, excise, and other taxes, duties or charges.
3.	PAYMENT/FINANCING

Payment terms shall be determined on a per order basis. All payments shall be made to Harris not later than within the agreed to number of days from date of invoice. Late payments shall result in the assessment of a late charge equal to one and one half (1 1/2%) percent per month on any outstanding balance, or the maximum amount of interest chargeable by law, whichever is less.

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4.	EQUIPMENT WARRANTY Supplier shall extend its standard commercial warranty to Harris for each respective product ordered by Harris.
5.	TITLE AND RISK OF LOSS Risk of loss for all Equipment sold under this Agreement shall pass to Harris at time of delivery as defined herein.
6.	RESERVED
7.	CHANGE, CANCELLATION, AND TERMINATION

In the event Harris desires to modify a purchase order, it shall submit a written change order to Supplier. Each change order is effective upon written acceptance by Supplier.

If Harris cancels a purchase order within 30 days prior to scheduled shipment date, Harris shall pay to Supplier a restocking fee of five (5%) percent of the total purchase price of the canceled purchase order.

8.	ASSIGNMENT Neither party may assign this Agreement in whole or in part without the prior written consent signed by an officer of the other party. Such consent shall not be unreasonably withheld.
9.	GOVERNING LAW, VENUE, AND JURISDICTION

This Agreement will be governed by and construed in accordance with the laws of the State of Florida. The parties agree that any action to enforce any provision of this Agreement or arising out of or based upon this Agreement or the business relationship between Supplier and Harris will be brought in a local or Federal court of competent jurisdiction in the State of Florida.

10.	ENFORCEABILITY

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, or enforceability of the remaining provisions shall in no way be affected or impaired.

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11.	NOTICES

All notices shall be in writing and shall be delivered or sent by registered, certified or express mail, return receipt requested, to the addresses indicated in this Agreement or to such other addresses as the parties shall specify by giving notice pursuant hereto. A copy of all notices shall be sent to Harris Corporation, Attention: __________, __________. A copy of all notices shall be sent to Teltronics, Inc., Attention: __________, __________.

12.	LIMITATION OF LIABILITY

NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS CONTRACT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, AS A RESULT OF A BREACH OF ANY PROVISION OF THIS CONTRACT.

13.	TERM

This Agreement shall become effective on the date first stated above and shall remain in effect for a period of five (5) years thereafter. Upon expiration of this five (5) year period, this Agreement shall terminate unless otherwise extended by the written Agreement of both parties. Furthermore, either party may terminate this Agreement immediately in the event that the other party has breached a provision of this Agreement and has failed to cure the breach pursuant to Article II or in the event that the other party shall become liquidated, dissolved, bankrupt or insolvent, or shall taken any action to be so declared.

14.	AUDIT RIGHTS

Harris shall have the right to review Supplier's books and records in the event Harris has a reasonable basis to question whether the prices charged to Harris are the lowest prices offered to other customers of Supplier. In the event Harris is charged in excess of the lowest price, Supplier agrees to immediately refund Harris such excess.

15.	ENTIRE AGREEMENT

This Agreement supersedes all previous communications, transactions, and understandings, whether oral, or written, and constitutes the sole and entire agreement between the parties pertaining to the subject matter hereof. No modification or deletion of, or addition to these terms shall be binding on either party unless made in writing and signed by a duly authorized representative of both parties.

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In Witness Whereof, duly authorized representatives of the Parties hereto have executed this Agreement as of the day and year first above written.

TELTRONICS, INC.	HARRIS CORPORATION
By: /s/ Ewen Cameron Name: Ewen Cameron Title: President and CEO Date: June 30, 2000	By: /s/ Daniel R. Pearson Name: Daniel R. Pearson Title: President, Network Support Division Date: June 30, 2000

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EXHIBIT K

FORM OF SUBCONTRACT AGREEMENT

          This Subcontract Agreement ("Subcontract") is made as of June 30, 2000, by and between Harris Corporation, a Delaware corporation ("Harris") and Teltronics, Inc. a Delaware corporation ("Teltronics").

          WHEREAS, Harris and Teltronics have entered into an Asset Sale Agreement dated June 30, 2000 whereby Harris agrees to transfer certain assets to Teltronics and Teltronics agrees to assume certain liabilities which include the assignment of certain contracts.

          WHEREAS, the parties acknowledge that the assignment, transfer, conveyance, sublet or otherwise disposition of the contract (hereinafter referred to as the Requirements Agreement) between the Board of Education of the City School District of the City of New York dated January 1, 1999, (hereinafter referred to as the Board) and Harris requires the written approval of the Chancellor of the Board or his designee.

          WHEREAS, pending approval of the assignment of the Requirements Agreement to Teltronics, Harris is issuing this subcontract to Teltronics as an interim measure. It is the intent of the Parties that this Subcontract will be superseded by a Novation Agreement entered into between the Board, Harris and Teltronics.

NOW, THERETOFORE, the parties further agree as follows:

I.	WORK DEFINED

All work to be performed under this Subcontract shall be subject to each and every term and condition of the Requirements Agreement, which is hereby incorporated by reference, and the additional provisions set forth below.

II.	TASK ORDERS

The work to be performed by Teltronics shall be issued in the form of one or more task orders ("Task Orders"), to be mutually agreed between the parties from time to time. Each Task Order issued hereunder shall define payment and delivery and other terms; which, upon execution, shall be attached to and become a part of this Subcontract.

III.	DIRECTION/MODIFICATION Teltronics is not authorized to perform any work until such time as a Task Order is issued. Changes to the Task Order shall be made by written modifications executed by

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both parties. Any additional work performed by Teltronics not performed pursuant to a written modification shall be performed at Teltronics' sole cost and expense.
IV.	The Parties agree to use their best efforts to obtain the Board's approval of a Novation Agreement, at such time as the Parties mutually agree.
V.

Harris reserves the right to terminate this Subcontract should Harris receive notice from the Board that Teltronics has failed to perform the work described in the Task Orders or has failed to cure any deficiency (the "Default"). In the event of such termination, Teltronics shall be responsible for any and all costs, expenses, damages incurred by Harris arising out of such Default.

VI.

At the time this Subcontract is novated, the Parties acknowledge that any and all outstanding accounts receivables that exist as of the date of the novation are the assets of Harris (the "Outstanding Accounts Receivable"). Following the novation, any monies received by Teltronics from the Board, shall be immediately paid to Harris, until such time as Harris has been reimbursed the total value of the Outstanding Accounts Receivables. Teltronics shall be responsible for any and all disputes regarding which invoices the Board may claim the payments have been submitted for.

Any dispute between Teltronics and the board concerning payment of invoices shall in no way affect Teltronics' obligation to fully reimburse Harris for the value of the outstanding accounts receivable.

VII.	ADDITIONAL PROVISIONS

A.

Definitions - It is understood that all references, in the attached Requirements Agreement, to the Board of Education, Customer, etc. are deemed to mean Harris and all references to Contractor, proposer, etc. are deemed to mean Teltronics.

B.

Applicable Law and Venue - Notwithstanding anything to the contrary in the attached Requirements Agreement, both parties agree that, irrespective of the place of performance of this order, this order will be construed and interpreted according to the laws of the state of Florida exclusive of its conflict of laws provision. Unless otherwise agreed to in writing by the parties, venue and jurisdiction for all legal proceedings of any kind or nature brought to enforce any provisions of this order shall lie within the State of Florida.

C.	Invoicing and Payment - Invoicing and payment shall be described and in accordance with each Task Order.
D.	Disputes - Notwithstanding anything to the contrary in the attached Requirements Agreement,

1)	If a dispute arises out of or relates to this Subcontract, and cannot be resolved through good faith negotiations by the parties, the parties agree to

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submit the dispute to a sole mediator selected by the parties or, if the parties are unable to agree to the sole mediator, the parties agree to submit the dispute to mediation under the Rules of the Supreme Court of the State of Florida or the Commercial Mediation rules of the American Arbitration Association ("AAA"). If not thus resolved and if both parties agree to binding arbitration, the dispute will be referred to arbitration.

	2)	Any resolution reached through mediation or award arising out of arbitration:
		a)	Shall be limited to a holding for or against a party, and affording such monetary remedy as is deemed equitable, just and within the scope of this Subcontract;
		b)	May not include special, consequential or punitive damages;
		c)	May in appropriate circumstances include injunctive relief; and
		d)	May be entered in court in accordance with the Florida Arbitration Act.
3)

Arbitration shall not be deemed a waiver of any right of termination under this Subcontract and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to and including such termination.

	4)	The arbitrator may not limit, expand or otherwise modify the terms of this Subcontract.
5)

Each party shall bear its own expenses incurred in any mediation, arbitration or litigation, but any expenses related to the compensation and the costs of any mediator or arbitrator shall be borne equally by the parties.

E.

Entire Agreement, Amendments, Schedules

This Agreement represents the entire understandings and agreement between Teltronics and Harris with respect to this Subcontract. The Parties may amend or modify this Subcontract only by written instrument executed by both Parties.

F.

Independent Contractor

Each Party is an independent contractor and nothing contained in this Subcontract will be inconsistent with this relationship or status. Neither Party owes a fiduciary duty to the other. Nothing in this Subcontract will be in any way construed to constitute either Party as the agent, employee or representative of the

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other. As an independent contractor, each Party has relied upon its own expertise or the expertise of its legal, financial, technical or other advisors.

IN WITNESS WHEREOF, the parties hereto have executed this Subcontract Agreement as of the day and year last below written.

HARRIS CORPORATION	TELTRONICS, INC.
By: /s/ Daniel R. Pearson Name: Daniel R. Pearson Title: President, Network Support Division	By: /s/ Ewen Cameron Name: Ewen Cameron Title: President and CEO

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EXHIBIT L

SECURED PROMISSORY NOTE

$7,560,149.00	June 30, 2000

          FOR VALUE RECEIVED, the undersigned TELTRONICS, INC., a Delaware corporation ("Maker") hereby promises to pay to HARRIS CORPORATION or order ("Payee "), at 1025 West NASA Boulevard, Melbourne, Florida 32919, or at such other address as Payee may from time to time designate to Maker in writing, the principal sum of SEVEN MILLION FIVE HUNDRED SIXTY THOUSAND ONE HUNDRED FORTY-NINE DOLLARS ($7,560,149.00), in lawful money of the United States of America which, at the time of payment, shall be legal tender for the payment of all debts, public and private together with interest at the rate of ten and one-half percent (10.5%) per annum computed on the basis of a 360-day year.

          1.     Payment of Principal and Interest. (a) THREE MILLION SEVEN HUNDRED EIGHTY THOUSAND AND SEVENTY-FOUR DOLLARS AND FIFTY CENTS ($3,780,074.50) of the principal amount of this Note together with interest on such $3,780,074.50 shall be due and payable on August 14, 2000.

               (b) The entire unpaid principal balance on this Note, together with all accrued and unpaid interest or other sums due hereunder, shall be due and payable on September 29, 2000, if not sooner paid or declared to be due.

               (c) If any day for payment of principal of, or interest on, this Note shall be a day other than a business day, such payment shall be made on the next succeeding business day.

               (d) All payments hereunder shall be applied first to all fees, expenses and other amounts (exclusive of principal and interest) then due hereunder, next to interest, then due and the balance to the principal then due.

               (e) The Maker shall not be obligated to pay and Payee shall not collect interest at a rate in excess of the maximum permitted by law or the maximum that will not subject the Payee to any civil or criminal penalties. If because of the acceleration of maturity, the payment of interest in advance or any other reason, the Maker is required, under the provisions of this Note, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the payment of expenses owing to the Payee and then to the reduction of the unpaid principal

1

balance of this Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the payee to the Maker.

          2.     Prepayment of Principal. (a) Maker may prepay principal of this Note in whole or in part at any time without penalty or premium together with accrued interest on the amount prepaid from the date hereof to the date of the prepayment and the payment of all other fees, expenses and sums due and owing hereunder.

               (b) The Payee shall have the right to require that this Note be prepaid in full (i) upon the sale, transfer or other disposition by Maker of all or substantially all of its property, assets or business or (ii) upon any merger, reorganization or consolidation in which Maker is not the resulting or surviving entity or (iii) upon any merger, reorganization, sale of stock or other similar event pursuant to which the current owners of the stock of Maker cease to own less than fifty (50%) percent of the voting stock of Maker

          3.     Late Charges; Default Interest. After maturity (whether by acceleration or otherwise) of this Note or after the occurrence of an Event of Default with respect to any payment of principal or interest due on this Note, this Note shall bear interest, payable on demand, at a rate of twelve and one-half (12.5%) percent per annum, but not in excess of the maximum rate allowed by law.

          4.     Security. This Note is secured by and entitled to the benefit of a Security Agreement of Maker to Payee (the "Security Agreement ").

          5.     Affirmative Covenants. So long as this Note shall remain unpaid, Maker shall, unless waived by the advance written consent of the Payee:

               (a) Legal Existence. Maintain its existence in good standing in the jurisdiction of Delaware, and operate its business in the ordinary course.

               (b) Taxes. Pay and discharge when due all taxes, upon or with respect to Maker and upon the income, profits and property of Maker.

               (c) Insurance. Maintain insurance with financially sound insurance carriers on such of its property, against such risks, and in such amounts as is customarily maintained by similar businesses of similar size.

               (d) Condition of Property. At all times, maintain, protect and keep its assets, equipment and all other property in good order and condition (ordinary wear and tear excepted).

               (e) Observance of Legal Requirements. Observe and comply in all respects with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all governmental bodies, which now or at any time hereafter may be applicable to Maker.

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               (f) Inspection. Upon the occurrence of an Event of Default hereunder, or an event which, with notice or lapse of time, or both, would constitute an Event of Default, permit representatives of Payee at all reasonable times during normal business hours, upon prior notice to Maker, to visit the offices of Maker, to examine the books and records of the Maker and accountants' reports relating thereto, and to make copies or extracts therefrom, and to discuss the affairs of Maker with the officers thereto, and to examine and inspect the property of Maker, provided that in all such events Payee shall use reasonable efforts to avoid or minimize any interference with the operations of the business of Maker.

          6.     Events of Default. Any of the following events shall constitute an "Event of Default" under this Note:

               (a) A failure by Maker to pay any installment of principal of, interest on or any other sum due under, this Note, within three (3) days after it shall become due; or

               (b) A default by Maker in the performance of any covenant contained herein or in the Security Agreement and such default shall continue for ten (10) days; or

               (c) A proceeding shall have been instituted by or against Maker or any of its Affiliates (i) seeking to have an order for relief entered in respect of it or seeking a declaration or entailing a finding that the Maker or any of its Affiliates is insolvent or a similar declaration or finding, or seeking dissolution, winding-up charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to Maker or any Affiliate or its or their assets or debts under any applicable federal or state law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal status or any other similar law now or hereafter in effect, or (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for Maker or any of its Affiliates, or for all or any substantial part of its properties, and, in the case of clause (i) or (ii), if against Maker, such proceeding shall remain undismissed and unstayed, or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect, for a period of thirty (30) consecutive days (for purposes hereof, "Affiliate" means any person or entity which directly or indirectly controls the Maker or is controlled by the Maker); or

               (d) Any one of Maker or its Affiliates shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its businesses, shall make a general assignment for the benefit of creditors, or shall dissolve, wind-up or liquidate any substantial part of its properties, or shall take any corporate action in furtherance of any of the foregoing; or

               (e) One or more judgments for the payment of money or attachment against any of its properties shall have been entered against Maker which judgment(s) or attachment(s) in the aggregate exceeds $50,000.00.

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          7.     Remedies. At any time after occurrence and during the continuance of an Event of Default, Payee may, at its option and without notice or demand, do any one or more of the following:

               (a) Declare the entire unpaid principal balance of this Note, together with interest accrued thereon if any, and all other sums due from Maker hereunder, to be immediately due and payable; or

               (b) Exercise any other right or remedy as may be provided in this Note, the Security Agreement or as otherwise provided at law or in equity or otherwise.

          8.     Costs and Attorney's Fees. In any suit, action or proceeding for the collection of this Note or to enforce any of Payee's rights hereunder, Payee may recover all reasonable and actual costs of and other expenses in connection with the suit, action or proceeding, including attorney fees and disbursements, paid or incurred by Payee, together with any and all other amounts provided by law.

          9.     Remedies Cumulative. The rights and remedies provided to Payee in this Note and the Security Agreement (a) are not exclusive and are in addition to any other rights and remedies Payee may have at law or in equity, (b) shall be cumulative and concurrent, (c) may be pursued singly, successively or together against Maker, at the sole discretion of Payee, and (d) may be exercised as often as occasion therefor shall arise. The failure to exercise or delay in exercising any such right or remedy shall not be construed as a waiver or release thereof.

          10.     Waivers and Agreements. Maker and all endorsers, sureties and guarantors, jointly and severally: (a) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices (not expressly provided for in this Note) in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; and (b) agree that the liability of each of them shall be unconditional without regard to the liability of any other party and with respect to any such endorser, surety or guarantor, shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee at any time; such endorsers, sureties and guarantors, jointly or severally, further (c) consent to any and all indulgences, extensions of time, renewals, waivers or modifications granted or consented to by Payee at any time; and (d) agree that additional makers, endorsers, guarantors or sureties may become parties to this Note without notice to them or affecting their liability under this Note.

          11.     Payee's Waivers. Payee shall not be deemed, by any act or omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee. Such a written waiver signed by Payee shall waive Payee's rights and remedies only to the extent specifically stated in such written waiver. A waiver as to one or more particular events of defaults shall not be construed as continuing or as a bar to or waiver of any right or remedy as to another or subsequent event or default.

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          12.     Miscellaneous.

               (a) Successors and Assigns. The words "Payee" and "Maker" shall include the respective distributees, successors and permitted assigns of Payee and Maker, respectively. The provisions of this Note shall bind and inure to the benefit of Payee and Maker and their respective distributees, successors and assigns. Notwithstanding the foregoing, Maker shall have no right to distribute, assign, delegate, or otherwise transfer this Note of any of Maker's obligations hereunder without the prior written consent of Payee.

               (b) No Set-Off. All payments hereunder shall be made without set-off or counterclaim under any circumstances and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid hereunder.

               (c) Amendment of Note. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

               (d) Governing Law. This Note shall be governed by and construed according to the laws of the State of Florida without regard to its conflict of laws principles.

               (e) Partial Invalidity. The unenforceability or invalidity of any one or more provisions shall not render any other provisions herein contained unenforceable or invalid.

               (f) Waiver of Jury Trial; Jurisdiction. The Payee and the Maker hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Payee and the Maker hereunder. The Maker hereby irrevocably submits to the jurisdiction of any state court located in Brevard County, Florida, or in a federal court located in the Middle District of Florida for the purpose of any suit, actions, proceedings, or judgments relating or arising out of this Note.

               (g) Notice. All notices, requests, demands and other communications given pursuant to any provision of this Note shall be given in writing by U.S. certified or registered mail with return receipt requested and postage prepaid, or by any twenty-four (24) hour courier service with proof of delivery, addressed to the party for which it is intended at the address of that party first stated above or such other address of which that party shall have given notice in the manner provided herein. Any such mail notice shall be deemed to have been given two days after being deposited in the mail. Any such courier notice shall be deemed to have been given on the business day following the business day so deposited.

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     IN WITNESS WHEREOF, TELTRONICS, INC. has executed this SECURED PROMISSORY NOTE the day and year first written above.

MAKER: TELTRONICS, INC. By: /s/ Ewen Cameron Name: Ewen Cameron Title: President and CEO

ATTEST:

______________________________

STATE OF FLORIDA:
COUNTY OF _____________________

          I hereby certify, that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared Ewen Cameron, President and CEO of Teltronics, Inc., known to me to be the person described in and who executed the foregoing instrument and he acknowledged before me that he executed the same.

          Witness my hand and official seal in the County and State last aforesaid this 30th day of June, 2000.

Notary Public My commission expires

(Seal)

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EXHIBIT M

SECURITY AGREEMENT

between

HARRIS CORPORATION

and

TELTRONICS, INC.

Dated as of June 30, 2000

TABLE OF CONTENTS

Page

ARTICLE I SECURITY INTEREST		1
1.1	Grant of Security Interest	1
1.2	Additional Security	2
ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS		2
2.1	No Liens	2
2.2	Other Financing Statements	2
2.3	Chief Executive Office; Records	2
2.4	Location of Inventory and Equipment	3
2.5	Recourse	3
2.6	Trade Names; Change of Name	3
2.7	Payment and Performance	3
2.8	Possession; Sale and Exchange	3
2.9	Preservation of Collateral	4
2.10	No Significant Subsidiaries, Etc.	4
ARTICLE III SPECIAL PROVISION CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS		4
3.1	Maintenance of Records	4
3.2	Direction to Account Debtors; Contracting Parties, etc	4
ARTICLE IV PROVISIONS CONCERNING ALL COLLATERAL		4
4.1	Protection of Secured Party's Security	4
4.2	Further Actions	5
4.3	Financing Statements	5
ARTICLE V REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT		5
5.1	Remedies; Obtaining the Collateral Upon Default	5
5.2	Remedies; Disposition of the Collateral	6
5.3	Waiver of Claims	7
5.4	Application of Proceeds	7
5.5	Remedies Cumulative, Etc.	8
ARTICLE VI INDEMNITY		9
6.1	Indemnity	9
6.2	Indemnity Obligations Secured by Collateral; Survival	10
ARTICLE VII DEFINITIONS		10
ARTICLE VIII MISCELLANEOUS		12
8.1	Notices	12
8.2	Waiver; Amendment	12
8.3	Obligations Absolute	12
8.4	Successors and Assigns	12
8.5	Headings Descriptive	13
8.6	Severability	13
8.7	Inspection	13
8.8	Governing Law	13
8.9	Debtor's Duties	13
8.10	Counterparts	13
8.12	Submission to Jurisdiction; Waiver of Jury Trial	13

SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of June 30, 2000, (as modified, supplemented or amended from time to time, this "Agreement"), between TELTRONICS, INC., a Delaware corporation (the "Debtor") and HARRIS CORPORATION, a Delaware corporation (the "Secured Party"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in Article VII hereof.

W I T N E S S E T H:

          WHEREAS, simultaneously herewith the Debtor has executed and delivered to Secured Party a promissory note (the "Note"); and

          WHEREAS, Debtor has agreed to provide collateral as security for the obligations of Debtor under the Note.

          NOW, THEREFORE, to induce the Secured Party to accept the Note from Debtor and in consideration of the benefits accruing to the Debtor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby makes the following representations and warranties to the Secured Party and hereby covenants and agrees with Secured Party as follows:

ARTICLE I
SECURITY INTERESTS

          1.1          Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance when due (whether by acceleration, on demand or otherwise) of all of its Obligations, the Debtor does hereby pledge, assign and transfer unto the Secured Party, and does hereby grant to the Secured Party a continuing security interest in and a right of setoff against, all of the right, title and interest of the Debtor in, to and under all property of the Debtor including but not limited to all of the following, whether now owned by the Debtor or hereafter from time to time acquired and whether now existing or hereafter coming into existence, and wherever located: (i) each and every Receivable, (ii) all Contracts, together with Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of the Debtor symbolized by the Marks, (vi) all computer programs of the Debtor and all intellectual property rights therein and all other proprietary information of the Debtor, including, but not limited to, trade secrets, (vii) all (a) Goods (b) General Intangibles, (c) Chattel Paper and Instruments, (d) Documents; and (viii) all Proceeds and products or substitutes or replacements of any and all of the foregoing (all of the above collectively, the "Collateral"). The security interest granted hereunder in the portion of Collateral which represents assets acquired from Harris Corporation pursuant to the Asset Sale Agreement of even date herewith (the "Asset Sale

1

Agreement") and Proceeds thereon shall be a first priority purchase money security interest. The security interest granted in the other assets of the Debtor shall have the priority established by filing of financing statement and shall as a result be subordinate to any security interests granted to the senior lenders of the Debtor (including CIT Group/Credit Finance, Inc. and Finova Mezzanine Capital, Inc.).

                    (b) The security interest of the Secured Party under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which the grantor may acquire at any time during the continuation of this Agreement.

          1.2          Additional Security. The Debtor agrees that within ten (10) days of the date hereof it will execute and deliver to Secured Party instruments sufficient to grant the Secured Party a security interest in the patents, trademarks, copyrights, and other intellectual property rights of the Debtor. Such instrument and agreement shall be in recordable form and shall be reasonably satisfactory to the Secured Party. The Debtor agrees to record such instruments in the Patent and Trademark Office within five (5) days of a request by the Secured Party. Debtor acknowledges that a default of its obligations under this Section shall be a material breach entitling Secured Party to accelerate the maturity of the Note.

ARTICLE II
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

          The Debtor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

          2.1          No Liens. The Debtor is, and as to Collateral acquired by it from time to time after the date hereof the Debtor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Liens created hereby or Permitted Liens) and the Debtor shall defend its Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party.

          2.2          Other Financing Statements. So long as any of the Obligations remain unpaid, the Debtor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Debtor or in connection with Permitted Liens.

          2.3          Chief Executive Office; Records. The chief executive office of the Debtor is located at 2150 Whitfield Industrial Way, Sarasota, Florida 34243. Documents evidencing all Receivables and Contract Rights of the Debtor and the books of account and records of the Debtor relating thereto are, and will continue to be, kept at the chief executive office or at such new locations as the Debtor may establish in accordance with the next sentence. The Debtor shall not establish a new location for its chief executive office until (i) it shall have given to the

2

Secured Party not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Secured Party may reasonably request, and (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Secured Party, to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect .

          2.4          Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by the Debtor is located at premises owned or leased by Debtor or the location of Secured Party. The Debtor agrees that (i) all Inventory and Equipment now held or subsequently acquired by it shall be kept at such location under the name of the Debtor, or such new location as the Debtor may establish in accordance with the next sentence. The Debtor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Secured Party not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Secured Party may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Secured Party to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          2.5          Recourse. This Agreement is made with full recourse to the Debtor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of the Debtor contained herein, or in any of the Obligations.

          2.6          Trade Names; Change of Name. The Debtor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except new names established in accordance with the following sentence. The Debtor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Secured Party not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Secured Party may reasonably request, and (ii) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Secured Party, to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          2.7          Payment and Performance. Debtor shall pay, when due (whether at stated maturity, acceleration or upon demand), the Obligations and shall timely perform all of its covenants, agreements and undertakings in accordance with the Obligations.

          2.8          Possession; Sale and Exchange. (a) Subject to clause (b) of this Section, Debtor will remain in possession of the Collateral provided that the Secured Party shall be entitled to possession of the Collateral as set forth herein.

                    (b) Until the occurrence of an Event of Default, Debtor may use, sell or exchange Inventory in the ordinary course of its business without the written consent of the Secured Party, if such sales or exchanges are in accordance with Debtor's usual and customary practices with

3

respect to terms of sale, credits, allowances and credit policies and as relating to the Inventory representing assets acquired under the Asset Sale Agreement. The inclusion of "Proceeds of the Collateral" under the securities interest granted herein, shall not be deemed a consent by Secured Party to any sale or other distribution expressly permitted herein.

          2.9          Preservation of Collateral. Debtor shall use reasonable care in the custody and preservation of the Collateral, shall comply with all legal and insurance requirements permitted with respect to its use, and shall keep the same free from all Liens except Liens hereunder and Permitted Liens.

          2.10          No Significant Subsidiaries, Etc. The Debtor hereby represents and warrants that it has no "significant subsidiaries" as that term is defined under the Securities Exchange Act of 1934, as amended and that substantially all assets of Debtor shown on its consolidated financial statement are owned directly by the Secured Party and not any subsidiaries.

ARTICLE III
SPECIAL PROVISION CONCERNING
RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

          3.1          Maintenance of Records. At any time when an Event of Default has occurred and is continuing, upon the request of the Secured Party, the Debtor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, copies of all documents evidencing the Receivables and all Contracts and such books and records) to the Secured Party or to its representatives (copies of which evidence and books and records may be retained by the Debtor).

          3.2          Direction to Account Debtors; Contracting Parties, etc. Upon the occurrence and during the continuance of an Event of Default and an acceleration of amounts and under the Note and if the Secured Party so directs the Debtor, the Debtor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Secured Party and (y) that the Secured Party may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x).

ARTICLE IV
PROVISIONS CONCERNING ALL COLLATERAL

          4.1          Protection of Secured Party's Security. Except as expressly permitted herein, the Debtor will do nothing to impair the rights of the Secured Party in the Collateral. The Debtor will at all times keep its Inventory and Equipment insured and at Secured Party's option, at the Debtor's own expense, all policies or certificates with respect to such insurance shall be endorsed to the Secured Party's satisfaction for the benefit of the Secured Party (including, without limitation, by naming the Secured Party as loss payee) and, at the Secured Party's request, deposited with the Secured Party. If an Event of Default shall be in existence and the

4

Debtor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if the Debtor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Secured Party shall have the right (but shall be under no obligation) to procure such insurance and the Debtor agrees to reimburse the Secured Party for all costs and expenses of procuring such insurance. The Secured Party may apply any proceeds of such insurance in accordance with Section 5.4 hereof. The Debtor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Debtor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Debtor.

          4.2          Further Actions. The Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Secured Party from time to time such lists, descriptions and designations of its Collateral, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Secured Party deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

          4.3          Financing Statements. The Debtor agrees to execute and deliver to the Secured Party such financing statements (or similar statements or instruments of registration under the law of any jurisdiction), in form acceptable to the Secured Party, as the Secured Party may from time to time reasonably request or as are necessary or desirable in the opinion of the Secured Party to establish and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein in the Collateral which represents assets acquired under the Asset Purchase Agreement and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Debtor will pay any applicable filing fees and related expenses including any documentary or intangible stamp taxes. The Debtor authorizes the Secured Party to file any such financing statements without the signature of the Debtor to the extent permitted by law.

ARTICLE V
REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

          5.1          Remedies; Obtaining the Collateral Upon Default. The Debtor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Secured Party, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                    (a) declare all Obligations to be due and payable, without notice, protest, presentment or demand all of which are expressly waived by Debtor;

5

                    (b) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Debtor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Debtor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Debtor; and

                    (c) instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Secured Party; and

                    (d) sell, assign or otherwise liquidate, or direct the Debtor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

                    (e) take possession of the Collateral or any part thereof, by directing the Debtor in writing to deliver the same to the Secured Party at any place or places designated by the Secured Party, in which event the Debtor shall at its own expense (i) forthwith cause the same to be moved to the place or places so designated by the Secured Party and there delivered to the Secured Party, (ii) store and keep any Collateral so delivered to the Secured Party at such place or places pending further action by the Secured Party as provided in Section 5.2 hereof, and (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; it being understood that the Debtor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Secured Party shall be entitled to a decree requiring specific performance by the Debtor of said obligation.

          5.2          Remedies; Disposition of the Collateral. Any Collateral repossessed by the Secured Party under or pursuant to Section 5.1 hereof and any other Collateral whether or not so repossessed by the Secured Party, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Secured Party may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Secured Party or after any overhaul or repair which the Secured Party shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the Debtor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Debtor or any nominee of the Debtor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the Debtor specifying the time and place of such sale and, in the absence of applicable requirements of law,

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shall be by public auction (which may, at the Secured Party's option, be subject to reserve) after publication of notice of such auction not less than 10 day's prior thereto in a newspaper in general circulation. To the extent permitted by any such requirement of law, the Secured Party may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the Debtor (except to the extent of surplus money received). If, under mandatory requirements of applicable law, the Secured Party shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Debtor as hereinabove specified, the Secured Party need give the Debtor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

          5.3          Waiver of Claims. Except as otherwise provided in this Agreement, THE DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY'S TAKING POSSESSION OR THE SECURED PARTY'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Debtor hereby further waives, to the extent permitted by law:

                    (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Secured Party's gross negligence or willful misconduct;

                    (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party's rights hereunder;

                    (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Debtor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws; and

                    (d) demand, notice of non-payment, dishonor and notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance heron.

                    Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against the Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Debtor.

          5.4          Application of Proceeds. The proceeds of any Collateral obtained pursuant to Section 5.1 or disposed of pursuant to Section 5.2 shall be applied as follows:

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                    (a) to the payment of any and all expenses and fees (including reasonable attorneys' fees) incurred by Secured Party in obtaining, taking possession of, removing, insuring, repairing, storing and disposing of Collateral and any and all amounts incurred by Secured Party in connection therewith;

                    (b) next, any surplus then remaining to the payment of the Obligations in the following order of priority:

                              (i)           all interest accrued and unpaid;
                              (ii)          the principal amount owing on the Note;
                              (iii)          the fees then owing to Secured Party; and
                              (iv)          all other Obligations then owing;

                    (c) if no Obligation is outstanding, any surplus then remaining shall be paid to Debtor, subject, however, to the rights of the holder of any then existing Lien of which Secured Party has actual notice (without investigation); it being understood that Debtor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (a) and (b) of this Section with respect to Debtor.

          5.5          Remedies Cumulative, etc. Each and every right, power and remedy hereby specifically given to the Secured Party shall be in addition to every other right, power and remedy specifically given under this Agreement or any of the Obligations, or any document related thereto or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Secured Party. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Secured Party in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other further action in any circumstances without notice or demand. In the event that the Secured Party shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Secured Party may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment. With respect to both the Obligations and the Collateral, Debtor assents to any extension or postponements of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the collection of protection of the Collateral or any income thereon, nor as to the preservation thereto beyond the safe custody thereof.

ARTICLE VI
INDEMNITY

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          6.1          Indemnity. (a) The Debtor agrees to indemnify, reimburse and hold the Secured Party and its successors, assigns, employees, agents and servants (hereinafter in this Section 6.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this Section 6.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or the documents executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 6.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Debtor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, judgment or suit, the Debtor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Debtor of any such assertion of which such Indemnitee has knowledge, however, the failure to so notify the Debtor shall not effect its obligations hereunder.

                    (b) Without limiting the application of Section 6.1(a), the Debtor agrees to pay, or reimburse the Secured Party for (if the Secured Party shall have incurred fees, costs or expenses because the Debtor shall have failed to comply with its obligations under this Agreement), any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Secured Party's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Secured Party's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                    (c) If and to the extent that the obligations of the Debtor under this Section 6.1 are unenforceable for any reason, the Debtor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

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          6.2           Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Debtor contained in this Article VI shall continue in full force and effect notwithstanding the full payment of all other Obligations and notwithstanding the discharge thereof.

ARTICLE VII
DEFINITIONS

          The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

          "Chattel Paper" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida.

          "Contracts" shall mean all contracts between the Debtor and one or more additional parties.

          "Contract Rights" shall mean all rights of the Debtor (including without limitation all rights to payments and indemnities) under each Contract.

          "Documents" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida.

          "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of Florida, now or hereafter owned by the Debtor and, in any event, shall include, but shall not be limited to all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by the Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

          "Event of Default" shall mean any event of default under, and as defined in, the Note and shall also include the Debtor's failure to pay when due any amounts owing to the Secured Party under any Obligations or to perform any of its covenants or agreements hereunder or under any other document creating any Obligations or the making of any levy, seizure or attachment upon any of the Collateral.

          "General Intangibles" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida.

          "Goods" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida.

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          "Instrument" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida.

          "Inventory" shall mean all raw materials, work-in-process, and finished inventory of the Debtor of every type or description and all documents of title covering such inventory, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of Florida, now or hereafter owned by the Debtor and wherever located.

          "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on the Debtor's property.

          "Marks" shall mean any trademarks and service marks now held or hereafter acquired by the Debtor whether registered or not, including all trade dress, logos or designs.

          "Obligations" shall mean:

          (i) the full and prompt payment when due of amounts under the Note (whether by demand, upon acceleration or otherwise);

          (ii) any and all sums advanced by the Secured Party in order to preserve the Collateral or preserve its security interest in the Collateral; and

          (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Debtor referred to in clauses (i) and (ii), the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Secured Party of its rights hereunder, together with reasonable attorneys' fees and court costs and all amounts paid by any Indemnitee which has the right to reimbursement under Section 6.1 of this Agreement.

          "Permitted Liens" shall mean (i) Liens granted to the Secured Party, (ii) purchase money Liens on newly acquired assets, which Liens shall extend solely to the assets so acquired, (iii) Liens expressly junior and subordinate in right to those created under this Agreement; and (iv) liens in existence on the date hereof (except in the case of Collateral which represent assets acquired under the Asset Sale Agreement which shall be senior in all respects to any previously filed Liens).

          "Proceeds" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Secured Party or the Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental

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authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of Florida, now or hereafter owned by Debtor and all of the Debtor's rights to payment for goods sold or leased or services performed by the Debtor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged. assigned, hypothecated or granted to or held by the Debtor to secure the foregoing, (b) all of the Debtor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

ARTICLE VIII
MISCELLANEOUS

          8.1          Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to such party at its address set forth below its signature below, or at such other address as any of the parties hereto may hereafter notify the others in writing.

          8.2          Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in a writing signed by the parties hereto.

          8.3          Obligations Absolute. The obligations of the Debtor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Debtor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, or any other document; or (c) any amendment to or modification of the Note or any other document or any security for any of the Obligations, whether or not the Debtor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Secured Party herein provided are cumulative and not exclusive of any rights or remedies which the Secured Party would otherwise have.

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          8.4          Successors and Assigns. This Agreement shall be binding upon the Debtor and its successors and assigns and shall inure to the benefit of the Secured Party and its successors and assigns, provided that the Debtor may not transfer or assign any or all of its rights or obligations hereunder without the written consent of the Secured Party. All agreements, statements, representations and warranties made by the Debtor herein or in any certificate or other instrument delivered by the Debtor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Party and shall survive the execution and delivery of this Agreement regardless of any investigation made by the Secured Party.

          8.5          Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          8.6          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.7          Inspection. Debtor agrees that Secured Party shall at all time have free access to and right of inspection of the Collateral and any records pertaining thereto (and the right to make extracts from and to receive from Debtor originals or true copies of such records.

          8.8          Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

          8.9          Debtor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Debtor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Secured Party shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Secured Party under or with respect to any Collateral.

          8.10          Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          8.11          Submission to Jurisdiction; Waiver of Jury Trial. THE DEBTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF BREVARD, STATE OF FLORIDA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS, AND THE DEBTOR WAIVES ANY

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OBJECTION WHICH IT MIGHT HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS.

          THE PARTIES ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY

LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Debtor: TELTRONICS, INC.	Secured Party: HARRIS CORPORATION
By: /s/ Ewen Cameron Name: Ewen Cameron Title: President and CEO Address: 2150 Whitfield Way Sarasota, Florida 34243	By: /s/ Daniel R. Pearson Name: Daniel R. Pearson Title: President, Network Support Division Address: 1025 West NASA Blvd. Melbourne, FL 32919

STATE OF FLORIDA
                           :ss.:
COUNTY OF BREVARD

          On this 30th day of June, 2000, before me personally appeared Ewen Cameron, to be personally known, who, being by me duly sworn, says that he is President of Teltronics, Inc. that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.

       /s/ Margaret E. Vickery

Notary Seal

STATE OF FLORIDA
COUNTY OF BREVARD

          The foregoing instrument was acknowledged before me this 30th day of June, 2000, by Daniel R. Pearson, President of the Network Support Division of Harris Corporation, a Delaware corporation, on behalf of the corporation. He is personally known to me.

       /s/ Margaret E. Vickery

Notary Seal

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ATTACHMENT TO UCC-1

DEBTOR:        Teltronics, Inc.

SECURED
PARTY:         Harris Corporation

This Financing Statement covers the following types (or items) of property:

          (a) all of the right, title and interest of the Debtor in, to and under all personal property of the Debtor including but not limited to all of the following, whether now owned by the Debtor or hereafter from time to time acquired and whether now existing or hereafter coming into existence, and wherever located:

                    (i) each and every Receivable;
                    (ii) all Contracts, together with Contract Rights arising thereunder;
                    (iii) all Inventory;
                    (iv) all Equipment;
                    (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of the Debtor symbolized by the Marks;
                    (vi) all computer programs of the Debtor and all intellectual property rights therein and all other proprietary information of the Debtor, including, but not limited to, trade secrets;
                    (vii) all (a) Goods (b) General Intangibles, (c) Chattel Paper and Instruments, (d) Documents; and
                    (viii) all Proceeds and products of any and all of the foregoing. All terms referred to herein are as defined below.

DEFINITIONS

          The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

          "Chattel Paper" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida.

          "Contracts" shall mean all contracts between the Debtor and one or more additional parties.

          "Contract Rights" shall mean all rights of the Debtor (including without limitation all rights to payments and indemnities) under each Contract.

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          "Documents" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida.

          "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of Florida, now or hereafter owned by the Debtor and, in any event, shall include, but shall not be limited to all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by the Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

          "General Intangibles" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida.

          "Goods" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida.

          "Instrument" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida.

          "Inventory" shall mean all raw materials, work-in-process, and finished inventory of the Debtor of every type or description and all documents of title covering such inventory, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of Florida, now or hereafter owned by the Debtor and wherever located.

          "Marks" shall mean any trademarks and service marks now held or hereafter acquired by the Debtor whether registered or not, including all trade dress, logos or designs.

          "Proceeds" shall have the meaning provided under the Uniform Commercial Code as in effect on the date hereof in the State of Florida or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Secured Party or the Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of Florida, now or hereafter owned by Debtor and all of the Debtor's rights to payment for goods sold or leased or services performed by the Debtor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged. assigned, hypothecated or granted to or held by the Debtor to secure the foregoing,

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(b) all of the Debtor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

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